As filed with the Securities and Exchange Commission on December 22, 2023

File No. 000-56604

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Andalusian Credit Company, LLC
(Exact name of registrant as specified in its charter)

Delaware	92-2145091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

51 John F Kennedy Pkwy, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 314-3045 with copies to:

Richard Horowitz, Esq.

Jonathan Gaines, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
(212) 698-3500

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:

     Shares of Limited Liability Company Interests, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

-i-

Explanatory Note

Andalusian Credit Company, LLC is filing this Amendment No. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community and to comply with applicable requirements for possible future quotations or listing of its securities on a national securities exchange or other public trading market.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“we,” “us,” “our,” “ACC,” and the “Company” refer to Andalusian Credit Company, LLC;

•	“ACP,” “Adviser,” and “Administrator,” as applicable, refer to Andalusian Credit Partners, LLC;

•	“Andalusian Private Capital” refers to Andalusian Private Capital, LP;

•	“Andalusian Sports Advisors” refers to Andalusian Sports Advisors, LP; and

•	“Andalusian” refers to Andalusian Private Capital, Andalusian Sports Advisors, ACP, together with their affiliates.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). See “Item 1. Business – JOBS Act.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with the proxy rules in Section 14 of the Exchange Act and all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

Investing in our limited liability company interests (“Shares”) may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.

•	Our Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Shares. The purchase of our Shares is intended to be a long-term investment.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital (i.e., a distribution funded solely by investors’ Capital Contributions (as defined herein)) and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	Repurchases of Shares by the Company, if any, are expected to be very limited.

1

•	An investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	The Company invests primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities in which the Company will invest will be difficult to value and are illiquid.

•	The Company has elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

2

Forward-Looking Statements

This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic, Russia’s large-scale invasion of Ukraine, and the Israel-HAMAS conflict; risks associated with possible disruption due to terrorism in our operations or the economy generally; and future changes in laws or regulations and conditions in our operating areas.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Summary of Risk Factors

An investment in the Shares involves significant risks. The risk factors described below are a summary of the principal risk factors associated with an investment in the Shares. These are not the only risks the Company faces. This summary should be read closely together with the risk factors set forth below in “Item 1A. Risk Factors” of this Registration Statement and other reports and documents the Company files with the SEC.

•	The Company is a new company with a limited operating history.

•	The Company has elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

•	There can be no assurance the Company will be able to obtain leverage. The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. For example, the use of leverage creates additional risk with respect to the return of capital, the Adviser’s incentives in determining to pursue more volatile investments, or the reduction of the rate of return for investors in the event that the Company’s investments have not performed well.

•	The Company invests primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The Company invests in privately-held companies and securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

3

•	Defaults by portfolio companies will harm the Company’s operating results.

•	An investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	An investment in our Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.

•	Our Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Shares. The purchase of our Shares is intended to be a long-term investment.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital (i.e., a distribution funded solely by investors’ Capital Contributions (as defined herein)) and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	The Company is subject to risks associated with the current interest rate environment and to the extent the Company uses debt to finance its investments, changes in interest rates will affect the cost of capital and net investment income.

•	The discontinuation of the London Interbank Offered Rate (“LIBOR”) may adversely affect the Company’s business and results of operations.

•	The Company depends on the Adviser for its success and upon its access to investment professionals.

•	The Company operates in a highly competitive market for investment opportunities.

•	The Company’s debt investments may be risky and could result in the loss of all or part of its investments.

•	There is no public market for the Shares.

•	There are restrictions on holders of the Shares.

•	There is a risk that investors may not receive distributions.

•	There is a risk that a Member (as defined herein) may default on its obligations to fund Capital Contributions, which can adversely affect the Company and its Members.

•	The Company is operating in a period of capital markets disruption and economic uncertainty.

•	The Company’s regulatory structure as a BDC and expected tax status as a regulated investment company (a “RIC”) could limit certain of the Company’s investments or negatively affect the Company’s investment returns.

•	Future changes in laws or regulations and conditions in the Company’s operating areas could have an adverse impact on the Company.

4

Item 1. Business.

The Company

Andalusian Credit Company, LLC, a Delaware limited liability company (“we,” “us,” “our,” “ACC,” or the “Company”), has been formed to provide members of the Company (“Members”) with access to a diversified portfolio of investments in the equity or debt of private U.S. companies or public companies with less than $250 million in market capitalization. The Company’s investment objective is to generate current income and capital appreciation by investing primarily in senior secured loans with a first lien on collateral, including “unitranche” loans, which are loans that combine the characteristics of both first lien and second lien debt of U.S. middle-market companies. The Company generally defines middle market companies as those having earnings before interest, taxes, depreciation and amortization (“EBITDA”) of less than $150 million annually. The Company seeks to achieve its investment objectives by (i) accessing the loan origination channels developed by our team of experienced private credit investors, including our investment team and executive leadership, (ii) selecting investments within our core U.S. middle-market company focus, (iii) partnering with experienced private equity firms, sponsors or independent business owners, as well as a group of relationship lenders in so called “club deals” (which are generally investments that are either pre-marketed to a smaller group of relationship lenders, or lenders join together to provide the investment), (iv) implementing the disciplined underwriting standards established by the Adviser and/or (v) drawing upon the aggregate experience and resources of Andalusian. To accomplish this, the Company plans to make direct investments in portfolio companies that operate across various industries in U.S.-based companies. The Company may also selectively invest in (i) second lien and subordinated loans of, and warrants and minority equity securities in, U.S. middle-market companies, (ii) secondary purchases of assets or portfolios and (iii) distressed debt, debtor-in-possession loans, structured products, structurally subordinated loans, investments with deferred interest features, payment-in-kind (“PIK”) securities, zero-coupon securities and defaulted securities, but such investments are not the principal focus of its investment strategy.

The Company is externally managed by Andalusian Credit Partners, LLC (“ACP,” in such capacity, the “Adviser”), a Delaware limited liability company that is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ACP also serves as the Company’s administrator (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator has retained SS&C Technologies, Inc. (“SS&C”) as a sub-administrator to perform any or all of its obligations under the Administration Agreement.

Andalusian Private Capital, LP (“Andalusian Private Capital”) is registered with the SEC as an investment adviser under the Advisers Act and is a control affiliate of the Adviser. Andalusian Private Capital is a specialized asset management platform focused on making highly-structured investments in companies which Andalusian Private Capital believes will be attractive candidates for public markets’ listings or sales to strategic firms.

Andalusian Sports Advisors, LP (“Andalusian Sports Advisors”) is an affiliate of the Adviser. Andalusian Sports Advisors is a mergers and acquisitions advisory firm focused on the sports, media and entertainment sectors.

The Company is a Delaware limited liability company structured as an externally managed, diversified closed-end management investment company. The Company has elected to be treated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to maintain its qualification as a RIC annually thereafter.

Subject to the supervision of the Company’s Board of Managers (the “Board”), a majority of which constitutes managers who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Board members”), the Adviser manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. Board members who are “interested persons” as defined in Section 2(a)(19) of the 1940 Act are referred to herein as “Interested Board members.”

5

The Adviser

The Adviser is registered as an investment adviser with the SEC pursuant to the Advisers Act. The management, operation, and control of the Company and its business and the formulation of investment policy are vested in the Adviser pursuant to an investment advisory agreement between the Company and the Adviser (the “Advisory Agreement”). The Adviser is responsible for determining if the Company will participate in deal flow generated by Andalusian. The Adviser, in its sole and absolute discretion, will exercise all powers necessary and convenient for the purposes of the Company, but subject to the limitations and restrictions expressly set forth in the Company’s amended and restated limited liability company agreement (as may be further amended and restated from time to time, the “Limited Liability Company Agreement”), on behalf and in the name of the Company. Notwithstanding anything to the contrary contained herein, the acts of the Adviser in carrying out the business of the Company as authorized by the Limited Liability Company Agreement will bind the Company.

As of December 22, 2023, the Adviser has access to over $430 million in deployment capacity in its direct lending strategy, which includes $381 million of Capital Commitments for the Company and $50 million in equity capacity in a discretionary separately managed account (“SMA”). In addition, the Adviser has entered into a best-efforts syndication agreement with an existing investor that will seek to raise an additional $100 million investment in Shares of the Company.

Investment Committee

The purpose of ACP’s Investment Committee is to evaluate and approve, by a majority vote of the members of the Investment Committee, all of the Company’s investments, subject to the oversight of Company’s Board. The Investment Committee process is intended to bring the diverse experience and perspectives of its members to the analysis and consideration of each investment. The Investment Committee serves to provide investment consistency and adherence to Company’s core investment philosophy and policies. The Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

The Investment Committee will take an active approach regarding the Company’s investment process. Potential transactions and deal flow are reviewed on a regular basis. Members of the investment team are encouraged to share information and credit views with the Investment Committee early in their analysis. The Company believes this process improves the quality of the analysis and assists the investment team members to work more efficiently.

Each member of the Investment Committee may perform a similar role for other investment funds, accounts or other investment vehicles sponsored or managed by Andalusian.

The Private Offering

We are offering on a continuous basis our Shares (the “Private Offering”), pursuant to the terms set forth in the Company’s confidential private placement memorandum (the “Memorandum”) and subscription agreements that we will enter into with investors in connection with the Private Offering (each, a “Subscription Agreement”). The Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) only to investors that are “accredited investors” in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made; however, there can be no assurance that we will not need to suspend our continuous offering for various reasons, including but not limited to, regulatory review from the SEC and various state regulators, to the extent applicable.

The Company will hold one or more closings at which it will accept capital commitments from Members (“Capital Commitments”). Generally, the minimum Capital Commitment is $250,000. From time to time, the Company may, in its sole discretion, accept Capital Commitments of lesser amounts. Certain investors’ Capital Contributions (as defined herein) will be subject to a 2% investment banking fee charged through their financial intermediary at the time the Capital Contributions are made. Each investor should consult its financial intermediary for more information.

6

The first date on which capital contributions from Members (“Capital Contributions”) under the Subscription Agreements were paid to the Company occurred on November 14, 2023 (the “Initial Closing Date”). Additional closings are expected to occur from time to time as determined by the Company (each, a “Subsequent Closing”). On one or more dates to be determined by the Company that occur on or following a Subsequent Closing (each such date, a “Catch-Up Date”), each Member whose subscription has been accepted at a Subsequent Closing (a “Subsequent Member”) which enters into a Capital Commitment with the Company may be required, in the Company’s sole discretion, to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Member on such Catch-Up Date(s), such Subsequent Member’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Members which have entered into Capital Commitments with the Company (other than any Defaulting Member (as defined below)) (such amount, the “Catch-Up Purchase Price” and such purchase, the “Catch-Up Purchase”). “Invested Percentage” means, with respect to a Member, the quotient determined by dividing (i) the aggregate amount of contributions made by such Member by (ii) such Member’s Capital Commitment. Catch-Up Purchases may, in the sole discretion of the Company, be priced above net asset value (“NAV”) but only to appropriately allocate the initial organizational and offering expenses (“Organizational and Offering Expenses”) of the Company to Members admitted at one or more Subsequent Closings.

Members will be required to fund drawdowns to purchase additional Shares of the Company up to the amount of their respective Capital Commitments each time the Company delivers a drawdown notice (“Drawdown Notice”), which will be at least 10 Business Days (as defined below) prior to funding. All purchases will be made pro rata, in accordance with the remaining Capital Commitments of all Members, at a per-share price equal to the then-calculated NAV per Share of the Company’s Shares, as determined by the Board (less any applicable investment banking fees). Prior to any Exchange Listing (as defined below), the Company will not issue any Shares below NAV per Share. The Company is expected to have an initial investment period of five years following the date that the Company first issues a Drawdown Notice (the “Initial Investment Period”) after which the Company expects to conduct a Liquidity Event (as defined below). This period may be extended indefinitely by the Board in its sole discretion. “Business Day” shall mean any day other than a Saturday, Sunday or a day when banks in the State of New York are authorized or required by law, regulation or executive order to remain closed.

During the term of the Company, Members will make Capital Contributions pro rata in accordance with their respective Capital Commitments, in such increments as the Adviser deems necessary to fund Portfolio Investments (as defined herein), and receive Shares of the Company.

The purchase of our Shares is intended to be a long-term investment. We do not intend to list our shares on a national securities exchange during the Initial Investment Period, except as noted in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Market Information.”

Prior to a Liquidity Event, and subject to market conditions and the Board’s commercially reasonable judgment, the Company may from time to time to offer to repurchase Shares pursuant to written tenders by Members. If an Exchange Listing has not occurred within five years of the date that the Company first issues a Drawdown Notice, the Adviser will in its commercially reasonable judgment and subject to market conditions recommend that the Board commence quarterly repurchases in an amount not to exceed 2.5% of the Company’s NAV, with the first quarterly repurchase offer commencing on the first Business Day of the first full calendar quarter following such five-year period. With respect to any such repurchase offer, Members tendering Shares must do so by a date specified in the notice describing the terms of the repurchase offer, which date shall conclude five days prior to the applicable quarter end repurchase date. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares” below.

Liquidity Event

The Board may, in its sole discretion, determine to cause the Company to conduct a Liquidity Event. A “Liquidity Event” may include (1) an initial public offering (“IPO”), (2) a listing on a nationally recognized stock exchange (“Exchange Listing”) or (3) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of Shares, in each case for consideration of either cash and/or publicly listed securities of the acquirer. In making a determination of whether and what type of Liquidity Event is in the best interests of the Company and the Members, the Board, including the Independent Board members, may consider a variety of criteria, including but not limited to such factors as the trading prices of other comparable vehicles that are publicly traded, portfolio composition, diversification and allocation, portfolio performance, the Company’s financial condition, potential access to capital and the potential for shareholder liquidity. At this time, we do not know what circumstances will exist in the future and therefore we do not know what factors the Board will consider in determining whether or when to pursue a Liquidity Event in the future.

7

Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, may conduct quarterly repurchases of its Shares. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares” below.

Each Member will be required to agree to cooperate with the Company and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate an IPO, it being understood that the Company may, subject to applicable Delaware law and the 1940 Act and without obtaining the consent of any Members, make modifications to the Company’s constitutive documents, capital structure and governance arrangements, including increasing the Company’s leverage in connection with any such modifications, so long as, in the reasonable opinion of the Board, (x) the economic interests of the Members are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Registration Statement.

Following a Liquidity Event, Members may be restricted from selling or transferring their Shares for a certain period of time by applicable securities laws and any lockup agreement negotiated by the Company following such Liquidity Event.

Our Business Strategy

Investment Objectives

The Company’s investment objectives are to generate current income and capital appreciation by investing primarily in senior secured loans with a first lien on collateral, including “unitranche” loans, which are loans that combine the characteristics of both first lien and second lien debt of U.S. middle-market companies (“Portfolio Investments”).

We may also selectively invest in (i) second lien and subordinated loans of, and warrants and minority equity securities in, U.S. middle-market companies, (ii) secondary purchases of assets or portfolios and (iii) distressed debt, debtor-in-possession loans, structured products, structurally subordinated loans, investments with deferred interest features, PIK securities, zero-coupon securities and defaulted securities, but such investments are not the principal focus of our investment strategy.

We intend to achieve our investment objectives by (i) accessing the loan origination channels developed by our team of experienced private credit investors, including our investment team and executive leadership, (ii) selecting investments within our core U.S. middle-market company focus, (iii) partnering with experienced private equity firms, sponsors or independent business owners, as well as a group of relationship lenders in so called “club deals” (which are generally investments that are either pre-marketed to a smaller group of relationship lenders, or lenders join together to provide the investment), (iv) implementing the disciplined underwriting standards established by the Adviser and/or (v) drawing upon the aggregate experience and resources of Andalusian.

In this Registration Statement, the term “middle-market” generally refers to companies having EBITDA of less than $150 million annually.

We expect to invest, under normal circumstances, at least 80% of our net assets (plus any borrowings for investment purposes), directly or indirectly in credit obligations and related instruments. The Company defines “credit obligations and related instruments” for this purpose as any fixed-income instrument, including loans to, and bonds and preferred stock of, portfolio companies and other instruments that provide exposure to such fixed-income instruments (“80% policy”). These other instruments may not by definition be fixed-income instruments, but structurally have the underlying investment risk and return profile and income-payment profile of fixed-income instruments. Derivative instruments will be counted towards the 80% policy to the extent they have economic characteristics similar to credit obligations. To the extent we determine to invest indirectly in credit obligations and related instruments, we may invest through certain synthetic instruments, including derivatives that have similar economic characteristics to such credit obligations. We will notify Members of the Company at least 60 days prior to any change to the 80% policy.

8

We will seek to target a portfolio comprised primarily of first lien senior secured debt of U.S. middle market companies, with target hold size of approximately 2-3% of the Company’s total assets. During our initial ramp-up period we may hold more concentrated positions and may deploy capital into temporary investments, including broadly syndicated loans. Our origination strategy focuses on leading the negotiation and structuring of the loans or securities in which we invest and holding the investments in our portfolio to maturity. In many cases, we will be the sole investor in the loan or security in our portfolio. Where there are multiple investors, we will generally seek to control or obtain significant influence over the rights of investors in the loan or security.

Leverage may be utilized to help the Company meet its investment objectives. Any such leverage would be expected to increase the total capital available for investment by the Company.

We intend to generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments may have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase our risk of losing part or all our investment.

Competitive Strengths

Experienced Leadership Team. We seek to capitalize on the significant experience and expertise of the Adviser and Andalusian. We expect to benefit from the extensive and varied relevant experience of our senior investment professionals, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. We believe the shared history and experience of our leadership team over multiple credit cycles, and across various asset classes and industries provides us with a competitive advantage in sourcing and idea generation, investment due diligence and recommendations, credit committee approval and portfolio construction and portfolio and risk management. For biographies of the leadership team, see “Item 5. Directors and Executive Officers – Manager Biographies.”

Disciplined Investment and Underwriting Process. ACP utilizes a rigorous investment process for reviewing lending opportunities, structuring transactions and monitoring investments. Using its disciplined approach to lending, ACP seeks to minimize credit losses through effective underwriting, comprehensive due diligence investigations, structuring, implementation of restrictive debt covenants and thorough and frequent Investment Committee review. We expect that ACP will select borrowers whose businesses will retain significant value, even in a depressed market or a distressed sale. While emphasizing thorough credit analysis, ACP intends to maintain strong relationships with sponsors, advisers and other lenders by offering rapid initial feedback from senior investment professionals on each investment opportunity. ACP intends to reduce risk further by engaging in repeat transactions with proven, successful sponsors. In addition, ACP intends to actively lend to independent borrowers owned by founders, families, entrepreneurs, venture capital funds and other shareholders, applying the same rigorous investment process implemented with sponsor-backed borrowers.

Regimented Credit Monitoring. Following each investment, ACP will implement a regimented credit monitoring system. This careful approach, which involves ongoing review and analysis by ACP’s investment professionals, will enable ACP to identify problems early and to assist borrowers before they face difficult liquidity constraints. If necessary, ACP can assume the role of deal sponsor in a work-out situation and has extensive restructuring experience, both in and out of bankruptcy. ACP believes in the need to prepare for possible adverse contingencies in order to address them promptly should they arise.

Concentrated Middle-Market Focus. Because of our focus on the middle-market, we understand the following general characteristics of middle-market lending:

•	Middle-market companies are generally less leveraged than large companies and, we believe, offer more attractive investment returns in the form of upfront fees, prepayment penalties and greater credit spreads;

9

•	Middle-market issuers are more likely to have simple capital structures;

•	Carefully structured covenant packages enable middle-market lenders to take early action to remediate weakened financial performance; and

•	Middle-market lenders can undertake extensive and thorough due diligence investigations prior to investment.

Maintaining Portfolio Diversification. While we will focus our investments on middle-market companies, we seek to invest across various industries in U.S.-based companies. Our investment portfolio will be closely monitored to ensure we have acceptable industry diversification using industry and market metrics as key indicators. By monitoring our investment portfolio for diversification across industries, we seek to reduce the effects of economic downturns associated with any one particular industry or market sector. Nevertheless, unfavorable performance by a small number of portfolio companies could adversely affect the aggregate returns realized by the Members. In addition, the number of portfolio companies in which we invest may be insufficient to afford adequate diversification against the risk that an insufficient number of portfolio companies in our portfolio may yield a return. Notwithstanding our intent to invest across a variety of industries, we may, subject to the RIC diversification requirements, from time to time hold securities of a single portfolio company that comprises more than 5% of our total assets and/or more than 10% of the outstanding voting securities of the portfolio company.

Investment Process Overview

Our investment process will consist of four distinct phases as described below:

Origination. ACP sources investment opportunities through access to a broad network of individual contacts across industries. Among these contacts is an extensive network of private equity firms and business owners, relationships with leading middle-market senior lenders, as well as M&A and debt advisors. The senior deal professionals of ACP will supplement these relationships through personal visits and marketing campaigns. It is their responsibility to identify specific opportunities, to refine opportunities through exploration of the underlying facts and circumstances and to apply creative and flexible solutions for borrowers’ financing needs. The investment professionals of ACP have a long and successful track record investing in companies across many industry sectors. The Company’s portfolio will be appropriately diversified and ACP intends to make investments across industries, including, among others: sports, media and entertainment, financials, industrials, consumer and retail and select natural resources-linked opportunities.

Each of ACP’s originators maintains long-standing client relationships and is responsible for covering a specified target market. We believe that the strength and breadth of those relationships across a wide range of markets generate numerous financing opportunities, which we believe enable ACP to be highly selective in recommending investments to us.

Underwriting. We utilize the systematic, consistent approach to underwriting developed by ACP, with a particular focus on determining the value of a business in a downside scenario. The key criteria that we consider include (i) strong and resilient underlying business fundamentals, (ii) a substantial equity cushion in the form of either capital ranking junior in right of payment to our investment, or appraised collateral value and (iii) strong company leadership that can manage challenging business conditions. While the size of equity cushion in a given debt investment will vary over time and across industries, the equity cushion generally sought by ACP today is between 45% and 65% of total portfolio capitalization. We generally focus on the criteria developed by ACP for evaluating prospective portfolio companies, which uses a combination of analyses, including (a) fundamental analysis of a business’ financial statements (historical, projected and pro forma), financial health, quality and depth of management, competitive advantages, competitors and markets, (b) analysis of opportunities in a given market based upon fluctuations due to seasonal, financial and economic factors, (c) quantitative analysis of the relative risk-return characteristics of investments and a comparison of yields between asset classes and other indicators and (d) analysis of proprietary and secondary models.

10

In evaluating a particular company, we put more emphasis on credit considerations, such as (i) loan-to-value ratio (which is the principal amount of our loan divided by the enterprise value of the company in which we are investing), (ii) the ability of the company to maintain a liquidity cushion through economic cycles and in downside scenarios, (iii) the ability of the company to service its fixed charge obligations under a variety of scenarios and (iv) its anticipated strategic value in a downturn, than on the profit potential and loan pricing of a given investment. Based upon a combination of bottom-up analysis of the individual investment and ACP’s expectations of future market conditions, ACP seeks to assess the relative risk and reward for each investment. ACP seeks to mitigate the risks of a single company or single industry through portfolio diversification and limitations on investment concentration. The number of portfolio companies in which the Company invests may be insufficient to afford adequate diversification against the risk that an insufficient number of portfolio companies in which the Company invests may yield a return.

Environmental, Social, and Governance. ACP considers environmental, social and governance (“ESG”) considerations and the Sustainability Accounting Standards Board guidelines in the investment decision-making and overall risk assessment process, in accordance with ACP’s ESG policy. The Investment Committee will review a prospective investment’s ESG screen, which factors in risk metrics on an industry-by-industry basis, as well as a borrower-specific basis, prior to the time that any investment decision is made. ACP’s ESG considerations generally include, but are not limited to, corporate governance, environmental sustainability, and the potential social implications of a company’s operations and conduct. While ACP does not expressly maintain any specific exclusionary ESG criteria, ACP actively monitors any investment exposure to companies associated with tobacco, gambling, adult entertainment, recreational marijuana, munitions, and alcohol and, for prospective investments in natural resources companies, seeks to avoid investments in companies that do not incorporate sustainable business practices or are not committed to incorporating sustainable practices in their activities.

Diligence. ACP’s investment analyses are multi-faceted and not necessarily dependent on any single factor, ESG or otherwise, in reaching an investment decision.

ACP’s due diligence process for middle-market credits may entail:

•	Thorough review of historical, projected and pro forma financial information;

•	On-site visits;

•	Interviews with management and employees;

•	Review of loan documents and material contracts;

•	Third-party “quality of earnings” accounting due diligence;

•	Background checks on key managers;

•	Research relating to the company’s business, industry, markets, customers, suppliers, products and services and competitors; and

•	Commission of third-party market studies, when appropriate.

11

The following chart illustrates the stages of ACP’s evaluation and underwriting process:

Illustrative Deal Evaluation Process

Pipeline Review	• Weekly review of investment opportunities • Inclusion of Investment Committee allows for early, efficient feedback and selection
Preliminary Investment Screening	• Selected opportunities are formally screened with the Investment Committee • Based on preliminary due diligence done to date
Indication of Interest or Preliminary Term Sheet	• Non-binding, indicative terms • Informed by Investment Committee preliminary review
Continuing Due Diligence	• Deep due diligence conducted across all facets of prospective borrower’s business • Third party due diligence (e.g., accounting, market studies, etc.)
Investment Committee Update	• Formal update to Investment Committee summarizing the findings of the due diligence process • Investment Committee identifies areas of further due diligence and recommends final terms
Final Term Sheet or Conditional Commitment	• Investment Committee approved deal terms submitted • Remains subject to confirmatory due diligence and negotiation of final documentation
Confirmatory Due Diligence	• Finalize any outstanding due diligence items • Amend any terms, if necessary
Documentation and Negotiation	• Negotiation of Credit Agreement and ancillary documents • Focus on lender protections
Final Investment Committee	• Formal presentation of final deal terms, including terms of the fully negotiated legal documents • Final approval and commitment
Closing and Funding	• Signing and execution of legal documents • Loan funding upon satisfaction of closing conditions
Portfolio Monitoring	• Proactive monitoring of borrower performance and loan compliance • Supported by robust reporting obligations of borrowers

Execution. In executing transactions for us, ACP will utilize a thorough due diligence process developed by its leadership’s experience through decades of investment experience. Through a consistent approach to underwriting and careful attention to the details of execution, ACP seeks to maintain discipline with respect to credit, pricing and structure to ensure the ultimate success of the financing. Starting with selecting which financing opportunities to pursue, ACP’s investment team and Investment Committee will engage in a collaborative process to identify, underwrite, negotiate and structure loans with an attractive risk-adjusted return and strong lender protections. This process relies on the active involvement of ACP’s Investment Committee and includes the investment team delivering a series of memoranda to ACP’s Investment Committee. This memorandum, among other things, will provide a description of the issuer, an overview of the transaction and its underlying rationale, proposed terms of the loan, sources and uses of the financing being provided, financial information and related credit statistics. Once an investment has been approved by a majority vote of the members of the Investment Committee, it will move through a series of steps, including initial documentation using standard document templates, final documentation, including resolution of business points and the execution of original documents held in escrow. Upon completion of final documentation, investment teams deliver a pre-closing memo (highlighting key terms during negotiation) to the Investment Committee, closing conditions are met and a loan is funded upon the execution of the legal documents by all parties.

Monitoring. We view active portfolio monitoring as a vital part of our investment process. We consider board observation rights, where appropriate, regular dialogue with company management and sponsors or independent shareholders and detailed, internally-generated monitoring reports to be critical to our performance. ACP has developed a monitoring template that is designed to reasonably ensure compliance with these standards. This template will be used by ACP as a tool to assess investment performance relative to our plan. In addition, we anticipate that our portfolio companies will often rely on ACP to provide them with financial and capital markets advice and expertise.

12

As part of the monitoring process, ACP regularly assesses the risk profile of each of our investments and rates each of them based on an internal system developed by ACP and its affiliates. It is based on the following categories, which we refer to as ACP’s internal performance ratings:

•	Grade 1: Investments in portfolio companies whose performance is substantially within or above ACP’s expectations and whose risk factors are neutral to favorable to those at the time of the original investment or subsequent restructuring. All investments will initially be graded as a 1.

•	Grade 2: Investments in portfolio companies whose performance is below ACP’s expectations and that require closer monitoring; however, the adverse impact may be deemed temporary, and the most likely outcome is that no loss of investment return (interest and/or dividends) or principal is expected.

•	Grade 3: Investments in portfolio companies whose performance is below ACP’s expectations and for which risk has increased materially since origination or subsequent restructuring. Some loss of investment return is likely, but no loss of principal is expected. Companies graded 3 generally present a higher risk of liquidity pressure and/or covenant breach over the next six to twelve months. These investments will be added to ACP’s “watch list.” Investment teams will research any areas of concern with the objective of early intervention with the company.

•	Grade 4: Investments in portfolio companies whose performance is materially below ACP’s expectations where business trends have deteriorated and risk factors have increased substantially since the original investment or subsequent restructuring, potentially resulting in a breach of covenants or other event of default. Investments graded 4 are those for which some loss of principal or invested capital is likely. For these investments, our investment teams review the loans on a bi-monthly basis and, where possible, pursue workout actions that achieve an early resolution to avoid further deterioration.

Portfolio Management and Investment Monitoring

Our portfolio management and investment monitoring processes are overseen by ACP. ACP’s portfolio management process is designed to maximize risk-adjusted returns and identify non-performing assets well in advance of potentially adverse events in order to mitigate investment losses. Key aspects of the ACP investment and portfolio management process include the following:

Culture of Risk Management. The investment team that approves an investment will continue to be connected with the credit and monitors the investment performance of the borrower through repayment. We believe this practice encourages accountability by connecting investment team members with the long-term performance of the investment. This also allows us to leverage the underwriting process, namely the comprehensive understanding of the risk factors associated with the investment that an investment team develops during underwriting. In addition, we foster continuous interaction between investment teams and the Investment Committee. This frequent communication encourages the early escalation of issues to members of the Investment Committee to leverage their experience and expertise well in advance of potentially adverse events.

Ongoing Monitoring. Each portfolio company will be overseen by a team of investment professionals who are responsible for the ongoing monitoring of the investment. Upon receipt of information (financial or otherwise) relating to an investment, a preliminary review is performed by the investment professional in order to assess whether the information raises any issues that require increased attention. Particular consideration is given to information which may impact the value of an asset. If something material is identified, the investment professional is responsible for notifying the relevant members of the investment team and Investment Committee.

Quarterly Portfolio Reviews. All investments will be reviewed on at least a quarterly basis. The quarterly portfolio reviews provide a forum to evaluate the status of each asset and identify any recent or long-term performance trends, either positive or negative, that may affect its current valuation. The investment will be reviewed more frequently if there are issues identified pertaining to the credit or if a material event occurs, as is noted below.

13

Focus Credit List Reviews. Certain credits may be reviewed on a more frequent basis. These reviews typically occur monthly but can occur more or less frequently based on situational factors and the availability of updated information from the company. During these reviews, the investment team provides an update on the situation and discusses potential courses of action with the Investment Committee to ensure any mitigating steps are taken in a timely manner.

Sponsor Relationships. For investments in transactions backed by a private equity sponsor and when evaluating investment opportunities, we consider the strength of the sponsor (e.g., track record, sector expertise, strategy, governance, follow-on investment capacity and relationship with ACP). Having a strong relationship and staying in close contact with sponsors and management during not only the underwriting process but also throughout the life of the investment allows us to engage the sponsor and management early to address potential covenant breaks or other issues.

Robust Investment and Portfolio Management System. ACP’s investment and portfolio management system serves as the central repository of data used for investment management, including both company-level metrics (e.g., probability of default, adjusted EBITDA, geography) and asset-level metrics (e.g., price, spread/coupon, seniority, collateral coverage). ACP’s portfolio management has established a required set of data that analysts must update quarterly, or more frequently when appropriate, in order to produce a one-page summary for each company, known as “tearsheets”, which are used during quarterly portfolio reviews.

Investment Structure

Once ACP and its Investment Committee determines that a prospective portfolio company is suitable for investment, ACP works with the private equity sponsor or independent shareholder(s) and management of that company, along with any other capital providers, to structure our investment. ACP will negotiate with these parties to agree on how the proposed investment should be structured within the portfolio company’s capital structure.

ACP will structure our investments, which typically have maturities of three to seven years, as follows:

Senior Secured Loans. ACP structures investments in senior secured loans, where we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of such loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. Our senior secured loans often provide for moderate loan amortization in the early years of the loan, with most of the amortization deferred until loan maturity. Our senior secured loans may include a PIK feature.

Unitranche Loans. ACP structures our unitranche loans as senior secured loans. A unitranche loan is a single loan that blends the characteristics of first lien and second lien debt. The structure generally combines the stronger lender protections associated with first lien senior secured debt with the superior economics of junior capital. We obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In some cases, unitranche loans are provided to borrowers experiencing high revenue growth supported by a high level of discretionary expenditures. As part of the underwriting of such loans and consistent with industry practice, we adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate. Unitranche loans typically provide for moderate loan amortization in the initial years of the facility, with most of the amortization deferred until loan maturity. Our unitranche loans may also include a PIK feature. Unitranche loans generally allow the borrower to make a large balloon payment of principal at the end of the loan term. There is a risk of loss if the borrower is unable to make the balloon payment or refinance the amount owed at maturity. In many cases, we may be the sole lender or, together with a small group of co-lenders, we may be the sole lenders of a unitranche loan, which can afford us greater influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

14

Second Lien Loans. ACP structures these investments as secured loans for which our claims on the related collateral are subordinated to those of first lien loans. We obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of such loans. This collateral typically takes the form of second-priority liens on the assets of a portfolio company. Second-lien loans typically provide for minimal loan amortization in the initial years of the facility, with most of the amortization deferred until loan maturity. These loans are typically priced at a premium to first lien loans, often providing for a higher interest rate.

Subordinated Loans. ACP structures these investments as unsecured, subordinated loans that provide for relatively high, fixed interest rates and provide us with significant current interest income. These loans typically have interest-only payments (often representing a combination of cash pay and PIK interest) in the early years, with all or most of amortization of principal deferred until loan maturity. Subordinated loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.

Second-lien loans and subordinated loans are generally more volatile than first lien, senior secured loans and involve a greater risk of loss of principal. In addition, the PIK feature of many subordinated loans, which effectively operates as negative amortization of loan principal, increases credit risk exposure over the life of the loan. Subordinated loans are more likely to include a PIK feature. As previously noted, due to the higher risk profile of these loans, they are structured to provide a greater return attendant to the investment.

Equity Investments. ACP structures these investments as direct or indirect minority equity co-investments in a portfolio company, usually on terms similar to the controlling private equity sponsor, if applicable and in connection with our loan to such portfolio company. As a result, if a portfolio company appreciates in value, we can achieve additional investment return from these equity co-investments. ACP can structure these equity co-investments to include provisions protecting our rights as a minority-interest holder, which could include a “put,” or right to sell such securities back to the issuer, upon the occurrence of specified events or demand and “piggyback” registration rights. However, because these equity co-investments are typically made in private companies, there is no guarantee that we, as a minority-interest holder, will control the timing or value of our realization of any gains on such investments. Our equity co-investments will typically include customary “tag-along” or “drag-along” rights that will permit or require us to participate in a sale of such equity co-investments at such time as the majority owners, not ACP, determine. Additionally, there may be other situations where certain investments will be structured to provide us, as lender, with an equity participation, which may take the form of warrants. The amount, nature and terms of these warrants will depend on the circumstance of the investment and are negotiated directly with management of the borrower and/or the private equity sponsor, where appropriate. As a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, likely may limit the Company’s ability to make investments or enter into other transactions alongside certain affiliates. ACP has applied for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of ACP and certain funds managed and controlled by ACP and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC.

ACP tailors the terms of each investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its operating results. ACP seeks to limit the downside potential of our investments by:

•	Selecting investments that we believe have a very low probability of loss;

•	Requiring a total return on our investments that we believe will compensate us appropriately for credit risk; and

•	Negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with the preservation of our capital. Such restrictions could include affirmative, negative and financial covenants, default penalties, lien protection, change of control provisions and board rights.

We expect to hold most of our investments to maturity or repayment, but we may sell some of our investments earlier if a liquidity event occurs, such as a sale, recapitalization or worsening of the credit quality of the portfolio company.

15

Expenses of the Adviser

The compensation and routine overhead expenses of all investment professionals of Andalusian and the Adviser and their respective staffs, when engaged in providing investment advisory and management services hereunder, shall be provided and paid for by the Adviser and not by the Company.

Distributions; Dividend Reinvestment Program (“DRP”)

The Company generally intends to make quarterly distributions to its Members out of assets legally available for distribution. Quarterly distributions, if any, will be determined by the Board in its sole discretion.

All current income and realization proceeds will be retained by the Company and be available for reinvestment. Distributions will be made to Members at such times and in such amounts as determined by the Company’s Board. In addition, the Company has adopted a DRP, pursuant to which each Member will receive dividends in the form of additional Shares unless they notify the Company that they instead desire to receive cash. If a Member receives dividends in the form of Shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for reinvestment. Members who receive dividends and other distributions in the form of Shares generally are subject to the same U.S. federal tax consequences as Members who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those Members will not receive cash with which to pay any applicable taxes on reinvested dividends. A Member may elect to receive dividends and other distributions in cash by notifying the Company in writing at least 20 Business Days prior to the distribution date fixed by the Board for such dividend. If such notice is received by the Company less than 20 Business Days prior to the relevant distribution date, then that dividend will be in the form of Shares and any subsequent dividends will be paid in cash.

Management Agreements

The Adviser serves as the Company’s investment adviser and is registered as an investment adviser under the Advisers Act. In addition, ACP serves as the Company’s administrator.

Advisory Agreement

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Adviser manages the Company’s day-to-day operations and provides investment advisory services to the Company. Under the terms of the Advisory Agreement, the Adviser:

•	determines the composition of the Company’s portfolio, the nature and timing of the changes to its portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments the Company makes;

•	executes, closes, services and monitors the investments the Company makes;

•	determines the securities and other assets that the Company purchases, retains or sells;

•	performs due diligence on prospective portfolio companies; and

•	provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Under the Advisory Agreement, the Company will pay the Adviser fees for investment management services consisting of a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Compensation”).

16

Management Fee

Pursuant to the Advisory Agreement, upon the Initial Closing Date, the Company will pay to the Adviser a Management Fee, payable quarterly in arrears at a rate of 1.50% per annum of the sum of (1) the Members’ total unfunded Capital Commitments and (2) the Company’s total assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of the most recently completed calendar quarter. In the event the Company engages in an Exchange Listing, the Company will pay to the Adviser an annual Management Fee, payable quarterly in arrears at a rate of 1.75% per annum of the Company’s total assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of the most recently completed calendar quarter. The Adviser has contractually agreed to waive 0.25% of the Management Fee for a one-year period beginning with the Company’s Initial Closing Date.

Incentive Compensation

Incentive Compensation will be payable by the Company to the Adviser and will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Company’s income (an “Income Incentive Fee”) and a portion is based on a percentage of the Company’s capital gains (the “Capital Gains Incentive Fee”), each as described below. Because of the structure of the Incentive Compensation, it is possible that the Company may pay an Income Incentive Fee in a quarter where it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable Income Incentive Fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.

Income-Based Incentive Fee. The first component of the Incentive Compensation, the Income Incentive Fee, is payable quarterly in arrears.

Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, original issue discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that we have not yet received in cash.

Pre-incentive fee net investment income does not include any realized or unrealized capital gains or losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the “hurdle rate” for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income will be compared to a “Hurdle Amount” equal to the product of (i) the “hurdle rate” of 1.25% per quarter (5% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter. If market interest rates rise, we may be able to invest the Company’s funds in debt instruments that provide for a higher return, which would increase the Company’s pre-incentive fee net investment income and make it easier for the Adviser to surpass the fixed “hurdle rate” and receive an incentive fee based on such net investment income. The Company’s pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts) used to calculate the Management Fee.

Prior to the occurrence of an Exchange Listing, the Company will pay the Income Incentive Fee in each calendar quarter as follows:

•	no Income Incentive Fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Pre-Exchange Listing Catch-Up Amount”) determined on a quarterly basis by multiplying 1.4705% (5.882% annualized) by the Company’s NAV at the beginning of each applicable calendar quarter. The Pre-Exchange Listing Catch-Up Amount is intended to provide the Adviser with an incentive fee of 15% on all of the Company’s pre-incentive fee net investment income when the Company’s pre-incentive fee net investment income reaches the Pre-Exchange Listing Catch-Up Amount in any calendar quarter; and

17

•	for any calendar quarter in which the Company’s pre-incentive fee net investment income exceeds the Pre-Exchange Listing Catch-Up Amount, the Income Incentive Fee shall equal 15% of the amount of the Company’s pre-incentive fee net investment income for the calendar quarter.

Prior to an Exchange Listing, the Income Incentive Fee is subject to a cap (the “Pre-Exchange Listing Incentive Fee Cap”). The Pre-Exchange Listing Incentive Fee Cap in respect of any quarter is an amount equal to 15% of the Pre-Incentive Fee Net Return (as defined below) during the relevant quarter. For this purpose, “Pre-Incentive Fee Net Return” during the relevant quarter means (x) pre-incentive fee net Investment income in respect of the quarter less (y) any Net Capital Loss (as defined below), if any. For this purpose, “Net Capital Loss” in respect of a particular quarter means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in respect of such quarter and (ii) aggregate capital gains, whether realized or unrealized, in respect of such quarter.

If, in any calendar quarter, the Pre-Exchange Listing Incentive Fee Cap is zero or a negative value, the Company shall pay no Income Incentive Fee to the Adviser in respect of that quarter. If, in any calendar quarter, the Pre-Exchange Listing Incentive Fee Cap is a positive value but is less than the Income Incentive Fee amount, the Company shall pay the Adviser the Pre-Exchange Listing Incentive Fee Cap in respect of such quarter. If, in any calendar quarter, the Incentive Fee Cap is equal to or greater than the Income Incentive Fee, the Company shall pay the Adviser the Income Incentive Fee in respect of such quarter.

On and after the occurrence of an Exchange Listing, the Company will pay the Income Incentive Fee in each calendar quarter as follows:

•	no Income Incentive Fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Post-Exchange Listing Catch-Up Amount”) determined on a quarterly basis by multiplying 1.5625% (6.25% annualized) by the Company’s NAV at the beginning of each applicable calendar quarter. The Post-Exchange Listing Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s pre-incentive fee net investment income when the Company’s pre-incentive fee net investment income reaches the Post-Exchange Listing Catch-Up Amount in any calendar quarter; and

•	for any calendar quarter in which the Company’s pre-incentive fee net investment income exceeds the Post-Exchange Listing Catch-Up Amount, the Income Incentive Fee shall equal 20% of the amount of the Company’s pre-incentive fee net investment income for the calendar quarter.

Subsequent to an Exchange Listing, the Income Incentive Fee is subject to a cap (the “Post-Exchange Listing Incentive Fee Cap”). The Post-Exchange Listing Incentive Fee Cap in respect of any quarter is an amount equal to 20% of the Pre-Incentive Fee Net Return during the relevant quarter.

If, in any calendar quarter, the Post-Exchange Listing Incentive Fee Cap is zero or a negative value, the Company shall pay no Income Incentive Fee to the Adviser in respect of that quarter. If, in any calendar quarter, the Incentive Fee Cap is a positive value but is less than the Income Incentive Fee amount, the Company shall pay the Adviser the Post-Exchange Listing Incentive Fee Cap in respect of such quarter. If, in any calendar quarter, the Incentive Fee Cap is equal to or greater than the Income Incentive Fee, the Company shall pay the Adviser the Income Incentive Fee in respect of such quarter.

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the current quarter. The Company does not currently intend to institute a share repurchase program and share repurchases will be effected only in extremely limited circumstances in accordance with applicable law. If the Exchange Listing occurs on a date other than the first day of a calendar quarter, the Income Incentive Fee shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after an Exchange Listing based on the number of days in such calendar quarter before and after an Exchange Listing.

18

Capital Gains Incentive Fee. The second component of the Incentive Compensation, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears and equals (i) 15% of the Company’s realized capital gains as of the end of the fiscal year prior to a Liquidity Event, and (ii) 20% of the Company’s realized capital gains as of the end of the fiscal year after a Liquidity Event. In determining the Capital Gains Incentive Fee payable to the Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Company’s inception. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Company’s inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments. If this number is positive at the end of such year, then the Capital Gains Incentive Fee for such year will equal 15% before an Exchange Listing or 20% after an Exchange Listing, as applicable, of such amount, less the aggregate amount of any Capital Gains Incentive Fees paid in respect of the Company’s portfolio in all prior years.

If an Exchange Listing occurs on a date other than the first day of a fiscal year, a Capital Gains Incentive Fee shall be calculated as of the day before the Exchange Listing, with such Capital Gains Incentive Fee paid to the Adviser following the end of the fiscal year in which the Exchange Listing occurred. For the avoidance of doubt, such Capital Gains Incentive Fee shall be equal to 15% of the Company’s realized capital gains on a cumulative basis from inception through the day before the Exchange Listing, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Fees. Following an Exchange Listing, solely for the purposes of calculating the Capital Gains Incentive Fee, the Company will be deemed to have previously paid Capital Gains Incentive Fees prior to an Exchange Listing equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid Capital Gains Incentive Fees for all periods prior to an Exchange Listing by (b) the percentage obtained by dividing (x) 20% by (y) 15%. In the event that the Advisory Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Incentive Fee.

Duration and Termination

Unless terminated earlier as described below, the Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Board members. The Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by the Board or the Adviser without penalty upon 60 days’ written notice to the other. The holders of a majority of the Company’s outstanding voting securities may also terminate the Advisory Agreement without penalty upon 60 days’ written notice.

Administration Agreement

Under the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. The Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include being responsible for the financial and other records that the Company is required to maintain and preparing reports to its Members and reports and other materials filed with the SEC. In addition, the Administrator assists the Company in determining and publishing its NAV, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to its Members, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, the Administrator also provides managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance.

19

Under the terms of the Administration Agreement, the Administrator may retain a sub-administrator to provide certain administrative services to the Company. SS&C will serve as the Company’s sub-administrator pursuant to a sub-administration agreement between the Administrator and SS&C (the “Sub-Administration Agreement”).

The Administrator is authorized to incur and pay, in the name and on behalf of the Company, all expenses which it deems necessary or advisable. The Company will pay to the Administrator an annual administration fee of 0.25% on the Company’s total Capital Commitments, payable quarterly in arrears, for services and facilities provided under the Administration Agreement (the “Administration Fee”). For purposes of the Administration Fee, total Capital Commitments equals the sum of the Members’ funded Capital Commitments and unfunded Capital Commitments at the end of each fiscal quarter.

Payment of the Company’s Expenses

Except as set forth below, the Company will bear all fees, costs or expenses incurred in connection with the organization of the Company and any subsidiary investment vehicles (each, a “SPV”), including, without limitation, the cost of forming the Company, legal fees related to the creation and organization of the Company, the Company’s related documents of organization and the Company’s election to be regulated as a BDC. With respect to any SPV, the Company will comply with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the SPV. The Company expects that each SPV would use the same custodian as the Company. For the avoidance of doubt it is intended that except as otherwise described, this definition of “Organizational Expenses” is intended to conform to organizational expenses as identified by generally accepted accounting principles (“GAAP”).

Except as set forth below, the Company will bear all fees, costs or expenses incurred in connection with the initial offering of Shares, including, without limitation, legal, printing and other offering costs including those associated with the preparation of this Registration Statement. For the avoidance of doubt it is intended that except as otherwise described, this definition of “Offering Expenses” is intended to conform to offering expenses as identified by GAAP. The Company will pay all initial Organizational and Offering Expenses associated with the private offering of its Shares up to a maximum amount of 1.50% of aggregate Capital Commitments to the Company over the initial four-year period following the Initial Closing Date (the “Cap”). The Adviser will pay all Organizational and Offering Expenses in excess of the Cap.

The Administrator is authorized to incur and pay, in the name and on behalf of the Company, all expenses which it deems necessary or advisable. The Company will pay to the Administrator the Administration Fee. For purposes of the Administration Fee, total Capital Commitments equals the sum of the Members’ funded Capital Commitments and unfunded Capital Commitments at the end of each fiscal quarter.

All other expenses will be borne by the Company, including any initial Organizational Expenses (subject to the Cap); legal, tax, auditing, consulting and other professional expenses (including, without limitation, expenses relating to establishing reputation and public relations in connection with self-sourced lending or other financial transactions); the Management Fee and Incentive Compensation (each as defined below); professional liability insurance (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); research and market data expenses; interest on indebtedness; custodial fees; bank service fees; investment-related fees and expenses (such as third-party sourcing fees, fees and expenses of legal and other professionals, due diligence expenses and travel, lodging and meal expenses) related to the analysis, purchase or sale of investments, whether or not the investments are consummated; expenses related to SPVs organized to hold certain Company investments; interest payable on debt, if any, incurred to finance the Company’s investments; other expenses related to the purchase, monitoring, sale, settlement, custody or transmittal of Company assets (directly or through trading affiliates) as will be determined by the Adviser, Administrator, and Sub-Administrator or an affiliate thereof, as applicable, in its sole discretion (including costs associated with systems and software used in connection with investment-related activities); costs of reporting to Members and investor meetings; entity-level taxes; Offering Expenses (subject to the Cap) including any expenses relating to the offer, transfer, sale and marketing of Shares (including all expenses incurred in connection with an IPO); filing fees and expenses; federal and state registration fees and expenses; regulatory and compliance fees and expenses of the Company (including with respect to any registration activities of the Company); compliance testing services (including any compliance services performed by an outsourced Chief Compliance Officer); costs of winding up and liquidating the Company; costs associated with ensuring compliance with the applicable BDC and RIC requirements, including, but not limited to, costs incurred in connection with the organization of, and transfer of assets to, a private investment vehicle; expenses incurred in connection with a Member that fails to timely make a Capital Contribution to the Company and does not cure such default within the prescribed period (a “Defaulting Member”); and other expenses associated with the operation of the Company and its investment activities, including extraordinary expenses such as litigation, workout and restructuring and indemnification expenses, if any.

20

The Company will also be responsible for any ongoing costs and expenses relating to distributions paid to Members; costs of effecting sales and repurchases of the Company’s securities; allocated costs incurred by the Adviser or its affiliate in providing managerial assistance to those companies in which the Company has invested who request it; transfer agent fees; fees and expenses paid to the Company’s Independent Board members (including expenses and costs related to meetings of the Independent Board members); costs of preparing and filing reports with the SEC and other Company reporting and compliance costs, including registration and listing fees; the Company’s allocable portion of the fidelity bond; the costs of reports, proxy statements or other notices to Members, including printing and mailing costs; the costs of any Members’ meetings and communications; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; any underwriting or other expenses arising in connection with any Exchange Listing or other Liquidity Event; and all other expenses incurred by the Company in connection with maintaining its status as a BDC.

Generally, expenses incurred directly in connection with a particular investment (or proposed investment) of the Company and other accounts in which Andalusian conducts substantial investment and other activities in their own accounts and the accounts of other clients (the “Andalusian Accounts”) will be allocated among the Company and other Andalusian Accounts pro rata based upon capital invested (or proposed to be invested) in such investment; provided that expenses specifically attributable to the Company or any other Andalusian Account may be allocated to the Company or any such other Andalusian Account, as applicable. The Adviser will allocate other expenses among the Company and other Andalusian Accounts in a fair and equitable manner taking into account such factors as it deems appropriate.

Notwithstanding the foregoing, in light of the Company’s investment mandate, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Adviser, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Valuation

The NAV per share of the Company’s outstanding Shares is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

The Company shall value its investments in accordance with valuation procedures approved by the Board (the “Valuation Policy”). In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Company’s “Valuation Designee”. The Adviser is responsible for determining in good faith the fair value of the Company’s investments in instances where there is no readily available market quotation. A readily available market quotation is not expected to exist for most of the investments in the Company’s portfolio, and the Company values these portfolio investments at fair value as determined in good faith by the Adviser. The types of factors that the Adviser may take into account in determining the fair value of the Company’s investments generally include, as appropriate, the contractual terms of the debt instrument (for example, coupon rate, contractual maturity, amortization and other prepayment features, change of control provisions, and conversion rights, if any), the historical and projected financial performance of the company, the information that market participants transacting in the debt would have regarding the plans of the portfolio company that issued the debt (for example, expected time horizon), the expected cash flows and market yield considering the risk of the instrument and current market conditions, and other relevant factors. Investments for which market quotations are readily available may be priced by independent pricing services. The Adviser has established a valuation committee (“Valuation Committee”) that, as a general matter, is responsible for approving valuations of the Company. In addition, the Adviser has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies.

21

The Company has adopted Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”). This accounting statement requires the Company to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which the Company can exit portfolio investments with the greatest volume and level activity is considered its principal market.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs with respect to a fair-valued portfolio company or comparable company, the Adviser will use the pricing indicated by the external event to corroborate the valuation of such portfolio company. Because the Adviser expects that there will not be readily available market quotations for many of the investments in its portfolio, the Adviser expects to value many of its investments at fair value as determined in good faith by the Adviser using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ significantly from the values that would have been used had readily available market quotations existed for such investments, and the differences could be material.

On a quarterly basis, with respect to investments for which market quotations are not readily available, the Adviser will undertake a multi-step valuation process each quarter, as described below:

•	Securities for which no such market prices are available or reliable will be preliminarily valued at such value as the Adviser may reasonably determine, which may include third-party valuations;

•	At least once quarterly, the valuation for each investment that does not have a readily available market quotation will be reviewed by an independent valuation firm; and

•	The Adviser will then discuss valuations and determine the fair value of each investment in the Company’s portfolio in good faith, based on the input of the respective independent valuation firm(s).

As part of the overall process noted above, the Adviser has engaged an independent valuation firm to assist with determining the fair value of the Company’s assets for which market quotations are not readily available. In selecting which portfolio investments to engage a pricing service, the Adviser considers a number of factors, including, but not limited to, the qualifications, experience, knowledge, skill, and history of the independent pricing service and valuation agents, evaluations of the valuation methods or techniques, inputs, and assumptions used by the independent pricing service or valuation agent, including an evaluation of sample valuation materials / schedules from third-party providers prior to engagement, the quality of the pricing information provided by the independent pricing service or valuation agent, the independent pricing service’s or valuation agent’s process for considering price challenges, including how the pricing service incorporates information received from price challenges into its pricing information, the independent pricing service’s actual and potential conflicts of interest and the steps the pricing service takes to mitigate such conflicts, and the testing processes used by the independent pricing service.

Pricing services and valuation agents are also subject to the vendor diligence process set forth in the Company’s compliance manual, and reviews by the Adviser’s third-party compliance firms. The Adviser shall assess, among other things, the quality of the evaluated prices provided by the pricing services and the extent to which the pricing services determine its evaluated prices as close as possible to the time as of which the Company calculates its NAV. The Adviser is responsible for monitoring the pricing services, with respect to the quality of services, appropriateness of any pricing model or other methodology used, and adherence to its methodologies, and may take action to replace a pricing service. The Adviser also may request information as to controls over the pricing process and the distribution of prices. Notwithstanding anything to the contrary, the Adviser may determine that it is appropriate to challenge the price provided by pricing service based on, among other potential factors, the results of variance or other testing, the request of a portfolio manager or analyst, significant discrepancies from prices provided by a different pricing service, or if, for any other reason, the Adviser believes that the price provided by the independent pricing service is not reliable. The scope of services rendered by a pricing service is at the discretion of the Adviser and subject to approval of the Board, and the Company may engage a pricing service to value all or some of our portfolio investments.

22

Certain BDC Regulation Considerations

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Company will timely comply with the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Company is a limited liability company and, as such, is governed by a board of managers. The 1940 Act requires that a majority of the Company’s Board members be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.

Qualifying Assets

The Company may invest up to 100% of its assets in securities acquired directly from, or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:

•	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

▪	is organized under the laws of, and has its principal place of business in, the United States;

▪	is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

23

▪	satisfies any of the following:

—	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

—	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

—	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that the Company controls.

•	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Company’s assets, less existing debt, must be at least twice the amount of the debt (i.e., 2:1 leverage). The Adviser, as our sole initial Member, has approved a proposal that will allow us to reduce our asset coverage ratio to 150%. This means that generally, we can borrow up to $2 for every $1 of investor equity.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its Board members, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

24

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Company’s assets are qualifying assets. Typically, the Company will invest in highly-rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Company to limit the amount it invests with any one counterparty.

Senior Securities

As a BDC, the Company is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its Shares if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and 200% for preferred equity immediately after each such issuance. In addition, while any preferred stock or publicly-traded debt securities are outstanding, the Company may be prohibited from making distributions to its Members or the repurchasing of such securities or Shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary purposes without regard to asset coverage. The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the Members (one share, one vote); and (ii) Members must have the right, as a class, to appoint Board members to the Board.

Code of Ethics

As a BDC, the Company and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.

Drawdowns

Members are required to fund drawdowns to purchase additional Shares of the Company up to the amount of their respective Capital Commitments each time the Company delivers a Drawdown Notice, which will be at least 10 Business Days prior to funding. All purchases will generally be made pro rata, in accordance with the remaining Capital Commitments of all Members, at a per-share price equal to the then-calculated NAV per share of the Company’s Shares (less any applicable investment banking fees or as required to appropriately allocate the Organizational and Offering Expenses of the Company to members admitted at one or more Subsequent Closings).

Transfer of Shares

Prior to a Liquidity Event, a Member may not sell, assign, transfer or pledge (each, a “Transfer”) Shares without registration of the Transfer on the Company’s books and the prior written consent of the Company. In its sole discretion the Company may require an opinion of counsel (who may be counsel for the Company) satisfactory in form and substance to the Company, that such Transfer would not violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares to be Transferred, or any other laws. While the Company expects not to unreasonably withhold its prior written consent to Transfers by its Members, it may withhold its consent if any such Transfer would have adverse tax, regulatory or other consequences on the Company or its Members.

Following a Liquidity Event, a Member may Transfer Shares without seeking the consent of the Company, but may be restricted from selling or Transferring their Shares for a certain period of time by applicable securities laws and any lockup agreement negotiated by the Company following such Liquidity Event.

25

Limited Exclusion Right; Withdrawal

The Company has the right to exclude any Member from purchasing Shares of the Company in connection with any drawdown if (x) in the reasonable opinion of the Company, there is a substantial likelihood that the Member’s purchase of Shares of the Company at such time would (i) result in a violation of, or noncompliance with, any law or regulation applicable to the Company, the Adviser or any other Member, (ii) create an undue economic, compliance or other burden due to regulatory, tax, legal or other similar reasons, or (y) such Member has become subject to a final determination in a civil proceeding that could have an adverse effect on the Company, or has been convicted in, or become subject to, a criminal proceeding or investigation.

In addition, if the Adviser reasonably concludes that there is a substantial likelihood that a Member’s continued participation in the Company would result in a violation of or non-compliance with any law or regulation to which the Company is or would be subject or would otherwise place an undue economic, compliance or other burden on the Company, the Adviser may, in its sole discretion, purchase for the benefit of the Company or the Members, or cause the Company to purchase, some or all of a Member’s Shares at any time at a price equal to the NAV of such Member’s Shares as determined by the Board. All such involuntary repurchases will be conducted in a manner consistent with Rule 23c-2 under the 1940 Act.

Default

In addition to all legal remedies available to the Company, failure by a Member to fund drawdowns during the commitment period when requested by the Company or the Adviser will result in 25% of the Shares of the Company then held by such Member being automatically transferred on the books of the Company to the other Members, pro rata in accordance with their respective Capital Commitments. Under the terms of the Subscription Agreement, the Adviser and the Company may also seek other remedies, including the ability to offer the investment opportunity to other Members; cause the Defaulting Member to sell its interest in the Company; take legal action against the Defaulting Member; prohibit the Defaulting Member from participating in future investment opportunities; withhold distributions made, subsequent to the Defaulting Member default, on the remaining interests until the final liquidation of the Company; charge commercially reasonable interest on the defaulted Drawdown Purchase Price or Catch-Up Purchase Price; forfeit its Shares, or any combination thereof.

Affiliated Transactions

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, Board members, Adviser, Andalusian, principal underwriters and certain of their affiliates, without the prior approval of the Board members who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance).

The Company is subject to numerous restrictions on transactions with affiliates pursuant to the 1940 Act. Pursuant to these restrictions, absent an exemptive order, exemptive rule or appropriate interpretive authority, the Company is generally prohibited from engaging in transactions with entities that control or are under common control with the BDC or are control persons of such persons (such persons as fully set forth in Section 57(b), “close affiliates”). To this end, without an exemptive order, exemptive rule or appropriate interpretive authority, the Company:

•	will not engage in principal transactions with any close affiliate;

•	will not lend money to any close affiliate; and

•	will not engage in “joint” transactions or enterprises with close affiliates.

26

In addition to the restrictions on transactions with close affiliates, the Company is also subject to restrictions on transactions with certain non-control affiliates (such persons as fully set forth in Section 57(e), “remote affiliates”) such that it may not transact with such remote affiliates except with the prior approval of a majority of the Independent Board members who do not have any interest in the applicable transaction (a “Required Majority”). To this end, without an exemptive order, exemptive rule or appropriate interpretive authority, unless the Required Majority approves a transaction, the Company:

•	will not engage in principal transactions with any remote affiliate;

•	will not lend money to any remote affiliate; and

•	will not engage in “joint” transactions or enterprises with remote affiliates.

Accordingly, there can be no assurance that the Company will be able to co-invest with any other funds managed by Andalusian, other than in the limited circumstances currently permitted by regulatory guidance.

The Adviser has applied for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private Andalusian funds that target similar assets. If an investment falls within the Board Criteria, the Adviser must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and the other Andalusian funds that target similar assets pro rata based on available capital in the asset class being allocated. If the Adviser determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly Board meeting.

Other Considerations

As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Company is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.

The Adviser has relief from registration with the CFTC as a CPO with respect to the Company, and the Adviser is exempt from registration with the CFTC as a CTA with respect to the Company and will therefore not be required to provide Members with certified annual reports and other disclosure documents that satisfy the requirements of CFTC rules applicable to registered CPOs and CTAs. See “Item 1A. Risk Factors.”

The Company and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, the Company is required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Certain ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisors.

27

Fiduciary Duty. In deciding upon an investment in the Company, Plan fiduciaries should consider their basic fiduciary duties under ERISA Section 404, which require them to discharge their investment duties prudently and solely in the interests of the Plan participants and beneficiaries. Plan fiduciaries must give appropriate consideration to the role that an investment in the Company would play in the Plan’s overall investment portfolio. In analyzing the prudence of an investment in the Company, special attention should be given to the DOL’s regulation on investment duties (29 C.F.R. § 2550.404a-1). That regulation requires, among other things (i) a determination that each investment is designed reasonably, as part of the portfolio, to further the Plan’s purposes, (ii) an examination of risk and return factors, and (iii) consideration of the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to anticipated cash flow needs of the Plan, and the projected return of the total portfolio relative to the Plan’s funding objectives. ERISA also requires a fiduciary to discharge such duties in accordance with the documents governing the Plan insofar as they are consistent with ERISA. Fiduciaries that are considering an investment in the Company should also consider the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

Plan Assets. Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “Plan Asset Regulation”), the assets of the Company will be treated as plan assets if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. The term “Benefit Plan Investor” is generally defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (b) any Plan subject to Section 4975 of the Code, and (c) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such person) is disregarded.

The Adviser intends to operate the Company so that the assets of the Company are not considered “plan assets.” In that regard, the Adviser intends to limit investments by Benefit Plan Investors to less than 25% of each class of equity of the Company as described above. In the event that the Company’s assets otherwise would be considered to be “plan assets,” the Subscription Agreement authorizes the Adviser and requires ERISA Partners (as defined in the Subscription Agreement) to take certain actions to alleviate the effect of such determination, including a sale of shares to other Members or a third party (with the consent of the Adviser), the reduction of Capital Contributions by ERISA Partners or the redemption of all or a portion of the Member’s shares, so that participation by Benefit Plan Investors does not exceed 25% of any class of equity of the Company as described above.

Insurance Company General Accounts. Any insurance company proposing to invest assets of its general account in the Company should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision.

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation, including the Management Fee payable to the Adviser, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available. The Adviser will, upon written request, furnish any other information relating to the Adviser’s compensation received in connection with the Company that is required for a Plan investor to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. Fiduciaries of such plans should consult with their counsel before purchasing any interests in the Company.

The foregoing discussion of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Trustees and other fiduciaries of employee benefit plans subject to ERISA should consult with their own counsel with respect to issues arising under ERISA and make their own independent investment decision.

28

Sarbanes-Oxley Act of 2002

Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we will be subject to the Sarbanes-Oxley Act, which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 under the Exchange Act, our management will be required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with the Sarbanes-Oxley Act.

Proxy Voting Policies and Procedures

The Adviser will vote any proxies relating to our portfolio securities in what it perceives to be the best interest of our Members. The Adviser reviews on a case-by-case basis each proposal submitted to a Member vote to determine its effect on the portfolio securities we hold. In most cases the Adviser will vote in favor of proposals that it believes are likely to increase the value of the portfolio securities we hold. Although the Adviser will generally vote against proposals that may have a negative effect on our portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.

Privacy Principles

The Company has adopted the Adviser’s privacy policy (the “Privacy Policy”) and does not disclose any non-public personal information about investors to anyone, except as permitted or required by law or regulation and to affiliates and service providers, including but not limited to administrators, lenders, banks, auditors, law firms, governmental agencies or pursuant to legal process, self-regulatory organizations, consultants and placement agents. The Privacy Policy is included as an appendix to the Company’s Memorandum and Subscription Agreements.

Any and all nonpublic personal information received by the Company and/or the Adviser with respect to investors in the Company who are natural persons, including the information provided to the Company by an investor in subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Company and/or the Adviser. Such service providers include but are not limited to the Company’s Administrator, auditors and legal advisors. Additionally, the Company and/or the Adviser may disclose such nonpublic personal information as required by law.

29

JOBS Act

We are, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Shares held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.

Certain U.S. Federal Income Tax Considerations

The following discussion is a brief summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a Member, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Registration Statement. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Partner” is a Partner and a “U.S. Holder” is a Member, in each case, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Partner” is a Partner who is not a U.S. Partner and a “Non-U.S. Holder” is a Member who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE PARTNERSHIP.

Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will be able to deduct qualifying distributions to its Members, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s Members may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

30

In order to qualify as a RIC, the Company must, among other things,

(a)            at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)            derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)            diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year

(i)            at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)           no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to Members. If the Company fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)            at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)            at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)            any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)            The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)            In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

(3)            The withholding tax treatment of dividends payable to certain non-U.S. Holders will depend on the renewal or extension by Congress of favorable rules applicable to “interest-related dividends” and “short-term capital gain dividends” and the Company may elect to defer dividends pending the resolution of this issue.

31

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its Members while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Adviser may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Members, and distributions will be taxable to Members as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.

In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to Member their share of the foreign taxes paid by the Company.

Taxation of U.S. Holders

Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Members. Distributions that the Company designates as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Company in October, November, or December of any year and payable to Members of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

32

Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their common stock or preferred stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Member’s liability for federal income tax. A Member that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its Members. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its shares of the Company, the holder will recognize gain or loss equal to the difference between its adjusted basis in the shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such Member is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such Member has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Member to a refund, provided that proper information is timely provided to the IRS.

Limitations on Deductibility of Certain Losses and Expenses. If the Company is not treated as a “publicly offered regulated investment company” for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, the Company would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” at all times.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Member for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Company’s shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

33

Non-U.S. Holders. Dividends that the Company pays to a non-U.S. Holder generally will be subject to U.S. withholding tax at a 30% rate unless (i) the holder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty, (ii) the holder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity; or (iii) Congress enacts an extension of the favorable rules described below, and the dividend qualifies for an exemption from U.S. withholding tax under those rules. There can be no assurance that Congress will extend these favorable rules or that the extension will apply to any dividends that the Company distributes.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Company’s shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Member are at least a 10% Member, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of Company stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s common stock is subject to significant Transfer restrictions, and an investment in the Company’s common stock will generally be illiquid, non-U.S. Members whose distributions on the Company’s common stock are subject to withholding of U.S. federal income tax may not be able to Transfer their Shares easily or quickly or at all.

FATCA Compliance. In the case of distributions made on or after July 1, 2014, additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

Item 1A. Risk Factors.

An investment in the Shares involves significant risks and, accordingly, is suitable only for sophisticated investors that have, and may continue to have, a substantial annual net income and net worth. Only investors that have no need for liquidity from such investment and can afford to bear such risks should purchase Shares. A prospective investor should consider, among other factors, the risk factors set forth below which are subject to or, if applicable, modified by the requirements and obligations described in the Limited Liability Company Agreement before making a decision to purchase Shares.

34

General Investment Risks

All investments, including the Company’s investments, involve the risk the loss of capital. The Adviser believes that the Company’s investment strategy and research techniques moderate this risk through a careful selection of investments. No guarantee or representation is made (and no such guarantee or representation could be made) that the Company’s investment strategy will be successful.

Limited Operating History

The Company began operations upon the Initial Closing Date and has a limited operating history. There can be no assurance that the results achieved by similar strategies managed by Andalusian will be achieved for the Company. Past performance of other investment companies managed by Andalusian should not be relied upon as an indication of future results for such other investment companies and the Company. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new business, including the risks that it will not achieve its investment objectives, that the value of a Member’s Shares could decline substantially, or that the Member will suffer a complete loss of the value of its investment in the Company.

The Adviser, and the members of the management team have no prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates, and the members of the management team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly-traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser’s investment team and the Adviser’s Investment Committee’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Company’s investment objectives.

Illiquid Nature of Investment Portfolio

The Company seeks to achieve its investment objectives by investing primarily in Portfolio Investments. The Company’s Portfolio Investments typically exit their debt and, to a lesser extent, equity investments through structured terms and amortization or when the portfolio company has a liquidity event. The illiquidity of the Company’s Portfolio Investments may adversely affect the Company’s ability to dispose of debt and equity securities at times when it may be otherwise advantageous for the Company to liquidate such investments. In addition, if the Company were forced to immediately liquidate some or all of its Portfolio Investments, the market value of the proceeds of such liquidation could be significantly less than the Company’s initial cost basis in such investments.

Investing in Private Companies Involves a High Degree of Risk

The Company’s portfolio is expected to consist of debt and, to a lesser extent, equity investments in private U.S. middle-market companies with less than $250 million in market capitalization. Investments in private businesses involve a high degree of business and financial risk, which can result in substantial losses for the Members in those investments and accordingly should be considered speculative. There is generally no publicly available information about the private companies in which the Company invests, and the Company relies significantly on the diligence of its service providers and agents to obtain information in connection with investment decisions. If the Company is unable to identify all material information about these companies, the Company may fail to receive its expected return on investment or lose some or all of the capital invested in these companies. In addition, these businesses may have shorter operating histories, narrower product lines, smaller market shares and less experienced management than their larger competitors and may be more vulnerable to customer preferences, market conditions, and loss of key personnel, or economic downturns, which may adversely affect the return on, or the recovery of, investments in such businesses. As an investor, the Company is subject to the risk that a Portfolio Investment may make a business decision that does not serve the Company’s best interests, which could decrease the value of the Company’s investment. Deterioration in an underlying portfolio company’s financial condition and business prospects may be accompanied by deterioration in the collateral for a loan, if any, and an event of default by the portfolio company. Such an event may reduce the Company’s anticipated return on invested capital and delay the timeline for distributions to Members.

35

Illiquid Nature of Shares

The Shares may be issued in reliance upon certain exemptions from registration or qualification under applicable federal and state securities laws and so may be subject to certain restrictions on Transferability. There will be no public market for the Shares and none is expected to develop. In addition, Members will not be entitled to withdraw their Capital Contributions, and Shares may not be Transferred without the consent of the Company, subject to certain exceptions. Accordingly, the Shares constitute illiquid investments and should only be purchased by persons that are “accredited investors,” as such term is defined under the Securities Act, and able to bear the risk of their investment in Shares for an indefinite period of time.

No Guarantee to Replicate Historical Results Achieved by Andalusian

The Company’s primary focus in making investments may differ from those of existing investment funds, accounts or other investment vehicles that are or have been managed by Andalusian. The Company may consider co-investing in Portfolio Investments with other investment funds, accounts or investment vehicles managed by Andalusian. Any such investments will be subject to regulatory limitations and approvals by the Company’s Independent Board members. The Company can offer no assurance, however, that it will be able to obtain such approvals or develop opportunities that comply with such limitations. There can be no guarantee that the Company will replicate the historical results achieved by similar strategies managed by Andalusian, and investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on the Company’s future performance.

Potential Adverse Effects of New or Modified Laws or Regulations

The Company and its portfolio companies are subject to regulation at the local, state, and federal levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.

General Credit Risks

The Company may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Company’s investments. In the event of foreclosure, the Company or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Company. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Company. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Company’s rights.

36

Inflation Risks

Recently, inflation has increased to its highest level in decades. Typically, as inflation rises, a portfolio company will earn more revenue but also will incur higher expenses; as inflation declines, a portfolio company might be unable to reduce expenses in line with any resulting reduction in revenue. A rise in real interest rates would likely result in higher financing costs for portfolio companies and could therefore result in a reduction in the amount of cash available for distribution to investors or the value of the portfolio company. If a portfolio company is unable to increase its revenue or pass any increases in its costs along to its customers during times of higher inflation, its profitability and its ability to pay interest and principal on its loans could be adversely affected, particularly if interest rates rise in response to increases in inflation rates.

Changes in Interest Rates May Affect Net Investment Income and the Transition Away From LIBOR

We generally expect to use the Secured Overnight Financing Rate (“SOFR”) or CME Term SOFR reference rates (referred to as “Term SOFR”) as the reference rate in term loans we extend to portfolio companies such that the interest due to us pursuant to a term loan extended to a portfolio company is calculated using SOFR (or other rates calculated using SOFR) or Term SOFR. SOFR was selected by the Alternative Reference Rates Committee (“ARRC”), a U.S.-based group convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, as the successor to USD LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. However, unlike LIBOR, SOFR is a secured (and, accordingly, a more risk-free) rate, and is a “backward-looking” overnight rate (and therefore does not include forward-looking term maturities (such as 1-month, 3-month, and 6-month rates)). On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rates. The Term SOFR reference rates provide forward-looking term rate estimates derived from SOFR, calculated and published for One-Month, Three-Month, Six-Month and Twelve-Month tenors. SOFR and Term SOFR are relatively new rates and it is not possible to predict the effect of the use of these rates, their long term performance, or that the will adequately compensate for the risk of making floating rate investments in the current environment.

LIBOR was the basic rate of interest used in lending transactions between banks on the London interbank market and had been widely used as a reference for setting the interest rate on loans globally. As of June 30, 2023, only certain settings of LIBOR continue to be published on a synthetic, non-representative basis. Instruments which were originated using LIBOR have transitioned to other rates such as SOFR or Term SOFR as a result of fallback language in such instruments or through statutory transition language. The transition from LIBOR and prohibitions on LIBOR’s use may adversely affect the value of the Company’s related investments. Some or all of the Company’s term loans may bear interest at a lower interest rate then would have otherwise been in effect had use of LIBOR continued, which could have an adverse impact on the Company’s results of operations. In addition, no single rate has fully replaced use of LIBOR generally.

The terms of our debt investments may include minimum interest rate floors which are calculated based on the applicable interest rate benchmark. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and could also increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.

Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments. Accordingly, a change in the interest rate could make it easier for the Company to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to the Adviser with respect to the portion of the Income Incentive Fee.

37

Potential for Volatile Markets

The values of the Company’s Portfolio Investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Company’s returns.

Availability of Suitable Investments

The business of originating and investing in loans to private U.S. companies or public companies with less than $250 million in market capitalization has from time to time been highly competitive; the identification of attractive underwriting and investment opportunities is difficult and involves a high degree of uncertainty. There are no assurances that the Company may be able to invest and reinvest its capital fully or that suitable investment opportunities will be identified which satisfy the Company’s rate of return or maturity objectives. Competition in the industry and performance by a portfolio company could reduce the rates of return available to the Company on its Portfolio Investments.

Uncertainty as to the Value of Certain Portfolio Investments

The Company expects that many of its Portfolio Investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Adviser, including to reflect significant events affecting the value of the Company’s investments. Most, if not all, of the Company’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under ASC Topic 820. This means that the Company’s portfolio valuations will be based on unobservable inputs and the Company’s assumptions about how market participants would price the asset or liability in question. The Company expects that inputs into the determination of fair value of portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Adviser has retained the services of one or more independent service providers to review the valuation of these loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Company’s NAV could be adversely affected if determinations regarding the fair value of the Company’s investments were materially higher than the values that the Company ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the Management Fee and the Incentive Fee may result in conflicts of interest between the Adviser, on the one hand, and Members on the other hand, with respect to the valuation of investments.

Syndication and/or Transfer of Investments

Subject to the limitations in the Memorandum, the Company may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Company may also purchase certain Assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Company may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof, including to one or more offshore funds or accounts managed by Andalusian, the Adviser or any of their affiliates. In such instances, the Company will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Company will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Company owning a greater interest therein than anticipated. .

38

Possibility of the Need to Raise Additional Capital

The Company may need additional capital to fund new investments and grow its Portfolio Investments once it has fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Company’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to Members to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its Portfolio Investments.

Conflicts of Interest

Certain of the Company’s investment professionals serve or may serve in an investment management capacity to other funds managed by Andalusian or its affiliated or related entities or unaffiliated entities and funds pursuant to which Andalusian makes its investment and portfolio management and monitoring teams available to the Adviser. As a result, investment professionals may allocate such time and attention as is deemed appropriate and necessary to carry out the operations of the managed funds. In this respect, they may experience diversions of their attention from the Company and potential conflicts of interest between their work for the Company and their work for other funds and clients in the event that the interests of other clients run counter to the Company’s interests (for example where one or more investment vehicle or opportunity may be attractive to multiple parties).

Andalusian may form, advise and/or manage one or more other funds with a strategy similar to that of the Company. In addition, other funds managed by Andalusian may have a different primary investment objective than the Company, but may, from time to time, invest in the same or similar asset classes that the Company targets. These investments may be made at the direction of the same individuals acting in their capacity on behalf of the Company and the managed funds. As a result, subject to the allocation restrictions (as described below), there may be conflicts in the allocation of investment opportunities between the Company and the managed funds. In addition, affiliates of Andalusian may contract and/or otherwise conduct business with companies and partnerships in which the Company invests (directly or indirectly through funds) upon such terms and conditions as may be agreed between such affiliates and entities. Specifically, one or more affiliates of Andalusian may negotiate to receive investment banking and other similar fees from funds and portfolio companies thereof.

Personnel or affiliates of Andalusian may acquire control over or acquire an interest in (directly or indirectly) one or more investment vehicles which are able to employ leverage in the form of bank loans. Should the Company invest into such an entity, the investment may have tax consequences for certain Members of the Company.

Personnel or affiliates of Andalusian may acquire ownership and/or control over, or acquire an interest in (directly or indirectly) a FINRA member-broker dealer. Additionally, or in connection therewith, personnel or affiliates of Andalusian may become registered representatives of a broker-dealer. In such a case, such broker (and/or such persons) may provide investment banking, placement or similar services for one or more Portfolio Investments. To the extent that the fees for such services are paid by the portfolio companies rather than by the Company, such fees will not reduce or otherwise offset the Management Fee payable by the Company to the Adviser.

The Members of the Company may have conflicting tax and other interests with respect to their investment in the Company. As a consequence, conflicts of interest may arise in connection with decisions made by Andalusian that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations, including with respect to the making or financing of investments.

Persons involved in the management of one or more Portfolio Investments may make Capital Commitments to the Company, either as Members or through Andalusian. Such capital commitments may create conflicts for such individuals in the management of such Portfolio Investments.

39

Leverage Risk

The Company may seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of its investment program, which leverage is expected to be secured by the Company’s assets. The greater the total leverage of the Company relative to its assets, the greater the risk of loss and possibility of gain due to changes in the values of its investments. The extent to which the Company uses leverage may have other significant consequences to Members, including, the following: (i) greater fluctuations in the net assets of the Company; (ii) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for additional investments, distributions, or other purposes; (iii) to the extent that the Company’s cash proceeds are required to meet principal payments, the Members may be allocated income (and therefore incur tax liability) in excess of cash available for distribution; (iv) in certain circumstances the Company may be required to harvest investments prematurely or in unfavorable market conditions to service its debt obligations, and in such circumstances the recovery the Company receives from such harvests may be significantly diminished as compared to the Company’s expected return on such investments; (v) limitation on the Company’s flexibility to make distributions to Members or result in the sale of assets that are pledged to secure the indebtedness; (vi) increased interest expense if interest rate levels were to increase significantly; (vii) during the term of any borrowing, the Company’s returns may be materially reduced by increased costs attributable to regulatory changes; and (viii) banks and dealers that provide financing to the Company may apply discretionary margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can also be no assurance that the Company will have sufficient cash flow or be able to liquidate sufficient assets to meet its debt service obligations. As a result, the Company’s exposure to losses, including a potential loss of principal, as a result of which Members could potentially lose all or a portion of their investments in the Company, may be increased due to the use of leverage and the illiquidity of the investments generally. Similar risks and consequences apply with respect to indebtedness related to a particular asset or portfolio of assets.

Additionally, the use of leverage may increase the Company’s expenses, including advisory fees paid to the Adviser, and create certain potential conflicts of interest. The Management Fee is calculated based, in part, on our total assets, including assets purchased with borrowed amounts (but excluding cash or cash equivalents). Accordingly, the Management Fee is payable regardless of whether the value of our total assets and/or any Member’s investment has decreased during the then-current quarter and creates an incentive for ACP to incur leverage, which may not be consistent with our Members’ interests.

Generally, the Incentive Compensation payable by the Company to ACP may also create an incentive for ACP to use the additional available leverage. For example, because the Income Incentive Fee is calculated as a percentage of the Company’s net assets subject to a hurdle, having additional leverage available may encourage ACP to use leverage to increase the leveraged return on our investment portfolio. To the extent additional leverage is available at favorable rates, ACP could use leverage to increase the size of our investment portfolio to generate additional income, which may make it easier to meet the Hurdle Amount.  In addition, an increase in interest rates would make it easier to meet or exceed the Hurdle Amount and may result in a substantial increase of the amount of Incentive Compensation payable to ACP with respect to pre-incentive fee net investment income. Because of the structure of the Incentive Compensation, it is possible that the Company may pay an Income Incentive Fee in a quarter in which it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the quarterly Hurdle Amount, the Company will pay the applicable incentive fee even if the Company has incurred a loss in that calendar quarter due to realized and unrealized capital losses.

The Board is charged with protecting the Company’s interests by monitoring how the Adviser addresses these and other conflicts of interests associated with its management services and compensation. While the Board is not expected to review or approve each investment decision, borrowing or incurrence of leverage, the Board’s Independent Board members will periodically review the Adviser’s services and fees as well as its Investment Committee decisions and portfolio performance. In connection with these reviews, the Board’s Independent Board members will consider whether the Company’s fees and expenses (including those related to leverage) remain appropriate.

40

Second-Lien or Other Subordinated Loans or Debt Risk

The Company may acquire and/or originate second-lien or other subordinated loans. In the event of a loss of value of the underlying assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If a borrower defaults and lacks sufficient assets to satisfy the Company’s loan, the Company may suffer a loss of principal or interest. If a borrower declares bankruptcy, the Company may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of the Company’s loans may be subordinate to other debt of the borrower. As a result, if a borrower defaults on the Company’s loan or on debt senior to the Company’s loan, or in the event of the bankruptcy of a borrower, the Company’s loan will be satisfied only after all senior debt is paid in full. The Company’s ability to amend the terms of the Company’s loans, assign the Company’s loans, accept prepayments, exercise the Company’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers may be limited by intercreditor arrangements if debt senior to the Company’s loans exists.

Unsecured Loans or Debt

The Company may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to the Company. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

Risks Associated with Covenant-Lite Loans

A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Company does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Company to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

Sub-investment Grade and Unrated Debt Obligations Risk

The Company may invest in sub-investment grade debt obligations. Investments in the sub-investment grade categories are subject to greater risk of loss of principal and interest than higher-rated securities and may be considered to be predominantly speculative with respect to the obligor’s capacity to pay interest and repay principal. They may also be considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with non-investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to the Company, which, in turn, could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and NAV.

In addition, the Company may invest in debt obligations which may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding securities and obligations of the obligor, all or a significant portion of which may be secured on substantially all of that obligor’s assets. The Company may also invest in debt obligations which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and NAV.

To the extent that the Company invests in sub-investment grade investments that are also stressed or distressed then the risks discussed above are heightened.

41

Equity Securities Risk

Subject to the Company’s 80% policy, the Company may purchase common and other equity securities. Although equity securities have historically generated higher average total returns than fixed income securities over the long term, equity securities also have experienced significantly more volatility in those returns. The equity securities the Company acquires may fail to appreciate and may decline in value or become worthless, and the Company’s ability to recover its investment will depend on a portfolio company’s success. Investments in equity securities involve a number of significant risks. While there are many types of equity securities, prices of all equity securities will fluctuate. Any equity investment in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or other senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process. To the extent that the portfolio company requires additional capital and is unable to obtain it, the Company may not recover its investment. In some cases, equity securities in which the Company invests will not pay current dividends, and the Company’s ability to realize a return on its investment, as well as to recover its investment, will be dependent on the success of the portfolio company.

Interest Rate Risk

The Company intends to primarily invest in instruments with adjustable rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

Borrowing Risk

The Company may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy. Holders of these senior securities will have fixed-dollar claims on the Company’s assets that are superior to the claims of Members. If the value of the Company’s assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have if the Company did not employ leverage. Similarly, any decrease in the Company’s income would cause net income to decline more sharply than it would have had it not borrowed. Such a decline could negatively affect the Company’s ability to make dividend payments. The Company’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures. There can be no assurance that the Company will use leverage or that a leveraging strategy will be successful during any period in which it is employed.

Furthermore, any credit agreement or other debt financing agreement into which the Company may enter may impose financial and operating covenants that restrict its investment activities, the Company’s ability to call capital, remedies on default and similar matters. In connection with borrowings, the Company’s lenders may also require the Company to pledge assets, investor commitments to fund capital calls and/or the proceeds of those capital calls, thereby allowing the lender to call for Capital Contributions upon the occurrence of an event of default under such financing arrangement. To the extent such an event of default does occur, Members could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

Lastly, the Company may be unable to obtain its desired leverage, which would, in turn, affect a Member’s return on investment.

42

PIK Interest Payments

Certain of the Company’s debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt of PIK interest will have the effect of increasing the Company’s assets under management. As a result, the receipt of PIK interest may result in an increase in the amount of the base Management Fee payable by the Company. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Company’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Company to the Adviser. To the extent PIK interest income constitutes a portion of our income, we will be exposed to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash, including the following:

•	The higher yields and interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and that such investments may represent a significantly higher credit risk than coupon loans.

•	PIK securities may have highly subjective valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral.

•	PIK interest has the effect of generating investment income and increasing the incentive fees payable at a compounding rate. In addition, the deferral of PIK interest also reduces the loan-to-value ratio at a compounding rate.

•	PIK securities create the risk that incentive fees will be paid to the Adviser based on non-cash accruals that ultimately may not be realized, but the Adviser will be under no obligation to reimburse the Company for these fees.

Prepayment Risk

The terms of loans in which the Company invests may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by the Company earlier than expected. This may happen when there is a decline in interest rates, when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of the Company’s investment assets may be affected by the rate of prepayments differing from the Adviser’s expectations. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Company could increase. To the extent early prepayments increase, they may have a material adverse effect on the Company’s investment objectives and profits. In addition, if the Company is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by the Company will decline as compared to the Adviser’s expectations.

Collateral Risk

The collateral and security arrangements in relation to such secured obligations as the Company may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the investments do not benefit from the expected collateral or security arrangements, this may adversely affect the value of or, in the event of default, the recovery of principal or interest from such investments made by the Company. Accordingly, any such a failure to properly create or perfect collateral and security interests attaching to the investments could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and NAV.

Volatility of Loans and Debt Securities of Leveraged Companies

Leveraged companies may experience bankruptcy or similar financial distress. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

43

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender’s liability claim, if, among other things, the borrower requests significant managerial assistance from the Company and it provides such assistance as contemplated by the 1940 Act.

Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary between jurisdictions. For example, if a court were to find that an obligor did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest securing such investment, and, after giving effect to such indebtedness, the obligor: (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such obligor constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court may: (a) invalidate such indebtedness and such security interest as a fraudulent conveyance; (b) subordinate such indebtedness to existing or future creditors of the obligor; or (c) recover amounts previously paid by the obligor in satisfaction of such indebtedness or proceeds of such security interest previously applied in satisfaction of such indebtedness. In addition, if an obligor in whose debt the Company has an investment becomes insolvent, any payment made on such investment may be subject to avoidance, cancellation and/or clawback as a “preference” if made within a certain period of time (which for example under some current laws may be as long as two years) before insolvency.

In general, if payments on an investment are voidable, whether as fraudulent conveyances, extortionate transactions or preferences, such payments may be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured, there may be a material adverse effect on the Company’s performance.

ESG Risk

The Company faces increasing public scrutiny related to ESG activities. Adverse incidents with respect to ESG activities could impact the value of the Company’s brand, the cost of its operations and relationships with Members, all of which could adversely affect the business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect the Company’s business.

Counterparty Risk

To the extent that contracts for investment will be entered into between the Company and a market counterparty as principal (and not as agent), the Company is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Company. The Company may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Company’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Company’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Company will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Company is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Company intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Company will not sustain a loss on a transaction as a result.

Non-U.S. Currencies and Investments

Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers. These considerations include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Although most of the Company’s investments will be U.S. dollar denominated, any investments that are denominated in a non-U.S. currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Company may, but is not obligated to, employ hedging techniques to minimize these risks, and there can be no assurance that any such hedging strategies, if employed, will be effective.

44

Public Health Emergencies, Epidemics or Pandemics, Such as COVID-19, Terrorist Attacks, Acts of War, and Natural Disasters may Impact the Company’s Portfolio Investments or the Adviser and Harm the Company’s Business, Operating Results and Financial Condition

Public health emergencies, epidemics or pandemics, terrorist acts, acts of war, and natural disasters or other similar events may disrupt the Company’s operations, as well as the operations of the Company’s Portfolio Investments and the Adviser. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability.

The coronavirus (“COVID-19”) outbreak resulted in numerous deaths, adversely impacted global commercial activity, and contributed to significant volatility in certain equity, debt, derivatives, and commodities markets. Measures designed to slow the spread of COVID-19, as well as the general uncertainty surrounding the dangers and impact of COVID-19, created significant disruption in the global public and private markets, supply chains and economic activity.

Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic or pandemic diseases, or the threat thereof, could negatively impact the Company and its Portfolio Investments and could meaningfully affect the Company’s ability to fulfill its investment objectives.

The extent of the impact of any public health emergency on the Company’s and its Portfolio Investments’ operational and financial performance will depend on many factors, including but not limited to the duration and scope of such public health emergency, the extent of any related travel advisories and voluntary or mandatory government restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and spending levels, the extent of government support and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. Any such disruptions may continue for an extended period. In addition, the operations of the Company, its Portfolio Investments, Andalusian and the Adviser may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of the personnel of any such entity or the personnel of any such entity’s key service providers. Any of the foregoing events could materially and adversely affect the Adviser’s ability to source, manage and divest investments on behalf of the Company and pursue the Company’s investment objective and strategies, all of which could result in significant losses to the Company. Similar consequences could arise with respect to other infectious diseases. The impact to businesses in such circumstances has been and is expected to continue to be substantial.

In connection with the impacts of the COVID-19 pandemic and any future such public health crisis, the Company is expected to incur heightened legal expenses which could similarly have an adverse impact to the Company’s returns. For example, but not by limitation, the Company or its Portfolio Investments may be subject to heightened litigation and its resulting costs, which costs may be significant. There is a greater risk that investors who have made Capital Commitments to acquire Shares could have difficulty funding capital calls. There is also a heightened risk of cyber and other security vulnerabilities during the current public health emergency and any future one, which could result in adverse effects to the Company or its Portfolio Investments in the form of economic harm, data loss or other negative outcomes.

In addition, in February 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of Russian military action in the Ukraine, resulting economic sanctions and resulting future market disruptions, including declines in stock markets in Russia and elsewhere, decline in the value of the ruble against the U.S. dollar, or the rise in the price of oil, are impossible to predict, but could be significant. Any disruptions caused by the invasion of Ukraine or other actions (including cyberattacks and espionage) or disruptions resulting from actual or threatened responses to the invasion of Ukraine or other actions could cause disruptions to companies and markets globally, including the Company’s Portfolio Investments that have offices or locations in Europe or that have substantial business relationships with European or Russian companies or customers.

45

Further, ongoing armed conflict among Israel, HAMAS and other militant groups in the Middle East, have caused and could continue to cause significant market disruptions and volatility within the markets in Europe, the Middle East and the United States. The hostilities and sanctions resulting from those hostilities have and could continue to have a significant impact on certain Company investments as well as Company performance and liquidity. The economies of the United States and its trading partners, as well as the financial markets generally, may be adversely impacted by trade disputes and other matters.

Any such disruptions could affect the Company’s Portfolio Investments’ operations and, as a result, could have a material adverse effect on the Company’s business, financial condition and results of operations.

Brexit

On January 31, 2020, the United Kingdom ended its membership in the European Union, which is referred to as Brexit. The decision made in the United Kingdom referendum to leave the European Union led to volatility in global financial markets, and in particular in the markets of the United Kingdom and across Europe, and may also lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe.

Following the termination of a transition period, the United Kingdom and European Union entered into a preliminary trade agreement and security deal, which was ratified by the United Kingdom Parliament and approved by European Union governments, and took effect on January 1, 2021. The United Kingdom and the European Union continue to negotiate and finalize rules and agreements regarding the United Kingdom’s exit from the European Union.

Notwithstanding the foregoing, the longer term economic, legal, political and social framework to be put in place between the United Kingdom and the European Union are likely to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets for some time. In particular, to the extent the decision made in the United Kingdom referendum leads to a call for similar referenda in other European jurisdictions such activities may cause increased economic volatility and uncertainty in the European and global markets, which could have an adverse effect on the economy generally and on the Company’s ability, and the ability of portfolio companies, to execute respective strategies and to receive attractive returns.

Cybersecurity Breaches and Identity Theft

Cybersecurity incidents and cyberattacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The information and technology systems of the Company, Andalusian, the Adviser and their respective service providers may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Company’s, Andalusian’s, the Adviser’s and/or a Portfolio Investment’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to any Members and the intellectual property and trade secrets of the Company, Andalusian, the Adviser and/or Portfolio Investments. Such a failure could harm the Company’s, Andalusian’s, the Adviser’s and/or a Portfolio Investment’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance.

Risks of Engaging in Hedging Transactions

Subject to application of the 1940 Act and applicable CFTC regulations, the Company may enter into hedging transactions, which may expose it to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of the Company’s portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

46

Hedging against a decline in the values of the Company’s portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that the Company is not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions the Company may enter into will depend on the Company’s ability to correctly predict movements in currencies and interest rates. Therefore, while the Company may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if the Company had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, the Company may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Company from achieving the intended hedge and expose it to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Defaults by Portfolio Companies

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Company holds and the value of any equity securities the Company owns. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Force Majure Events

The Company may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party to perform its obligations until it is able to remedy the force majeure event. In addition, the Company’s cost of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss, including if the Company’s investment in such issuer is cancelled, unwound or acquired (which could be without what the Adviser considers to be adequate compensation). To the extent the Company is exposed to investments in issuers that as a group are exposed to such force majeure events, the Company’s risks and potential losses are enhanced.

Unspecified Use of Proceeds

The proceeds of this offering are intended to be used to make investments which, as of the date of this Registration Statement, have not been selected by the Adviser, and therefore investors in the Company do not expect to have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding all investments by the Company. No assurance can be given that the Company may be successful in obtaining suitable investments or that, if the investments are made, the objectives of the Company may be achieved.

47

Dependence on Key Personnel

The Company depends on the continued services of other key management personnel. If the Company were to lose any of its officers or other management personnel, such a loss could result in operating inefficiencies and lost business opportunities, which could have a negative effect on the Company’s operating performance.

Potential Lack of Diversification

Unfavorable performance by a small number of portfolio companies could adversely affect the aggregate returns realized by the Members. The Company expects to invest in a number of portfolio companies, but such number may be insufficient to afford adequate diversification against the risk that an insufficient number of portfolio companies in which the Company invests may yield a return. The Company expects operating company portfolio investments to be principally in businesses located in the United States. The Company’s performance may be adversely affected by industry or region-specific factors.

Liability for Capital Returns

Under Delaware law, the Members could, under certain circumstances, be required to return distributions made by the Company to satisfy unpaid debts of the Company that were in existence at the time the distributions were made.

Exculpation and Indemnification

The Limited Liability Company Agreement and any indemnification agreements between the Company and any indemnified parties thereto (each, an “Indemnified Party”) contain broad exculpation and indemnification provisions that require the Company to indemnify the Indemnified Parties, and that limit the right of the Members to maintain an action against such parties to recover losses or costs incurred by the Company as a result of such parties’ actions or omissions to act, subject to the terms set forth in the Limited Liability Company Agreement and any such indemnification agreements. Certain service providers and other parties may also be entitled to exculpation and indemnification from the Company in certain circumstances based on their respective agreements. The Company (and therefore, indirectly, the Members) will bear the costs of any such indemnification. In certain instances, Members may be required to return distributions in order to satisfy indemnification obligations of the Company.

Third Party Litigation

The Company’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Company exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misconduct or gross negligence by Andalusian, be borne by the Company (to the extent not borne by the portfolio companies) and would reduce net assets or could require Members to return to the Company distributed capital and earnings. Andalusian and others are indemnified in connection with such litigation, subject to certain conditions.

Projections

The Company may rely upon projections developed by the Adviser or a portfolio company concerning the portfolio company’s performance and potential cash flows. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser or any portfolio company. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements or the occurrence of other unforeseen events could impair the ability of a portfolio company, and hence the Company, to realize projected values and cash flow.

Credit Investigation

The Company’s overall performance is heavily reliant upon the underwriting and investment analysis and performance of the Portfolio Investments. There can be no assurance that such evaluations may be complete or that the underlying due diligence may reveal all issues. Investments may fail to meet expectations projected on the basis of such evaluations due to a number of undiscovered or unanticipated factors.

48

Timing of Investment Returns

The Company may not always be able to realize upon its investments in a manner that produces the maximum return on such investments. The Company may elect or be required to remain invested in a manner that does not maximize returns on a given investment because of the inherent unpredictability involved in evaluating the point at which such returns are maximized.

Failure to Fund Commitments

The Company intends to draw down against the Capital Commitments made by Members. Any Member that fails to timely make a Capital Contribution to the Company when due and cure such default within a period of seven Business Days is a Defaulting Member. The Company’s Subscription Agreement is structured to motivate Members to fund their Capital Commitments when called by permitting the Adviser to: offer the investment opportunity to other Members; cause the Defaulting Member to sell its interest in the Company; take legal action against the Defaulting Member; prohibit the Defaulting Member from participating in future investment opportunities; withhold distributions made, subsequent to the Defaulting Member default, on the remaining interests until the final liquidation of the Company; charge commercially reasonable interest on the defaulted Drawdown Purchase Price or Catch-Up Purchase Price; forfeit its Shares, or any combination thereof. There can be no assurance, however, that all Members may fund their Capital Commitments in a timely manner. Failure by Members to fund their Capital Commitments when called could result in the Company being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

Changes to Government Policies and Regulations

Future regulatory changes at various securities industry regulatory bodies such as the SEC and legislative changes at federal and state levels may impose on the Company stricter investment guidelines resulting in any or all of reduction of deal flow, increased reporting and compliance costs and investment restrictions. Such results may have a negative impact on the returns generated to Members.

Limited Recourse

Other than as described in the terms of the Subscription Agreements, investors in the Company will not have recourse to assets other than those in the Company.

Jurisdiction

The Company’s Limited Liability Company Agreement provides that, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, any legal action or proceeding with respect to the Limited Liability Company Agreement may be brought in the courts of the State of New York located in New York County or the U.S. District Court for the Southern District of New York located in New York County, and, each Member irrevocably accepts the non-exclusive jurisdiction of such courts. Such limitation in our Limited Liability Agreement does not apply to claims arising under the federal securities laws.  This provision may limit our Members’ ability to obtain a favorable judicial forum for disputes with us or our managers, officers or other agents, and otherwise may require Members to bring suit in an inconvenient and less favorable forum, which may discourage lawsuits against us and such persons. There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for Members in bringing a claim against us or our managers, officers or other agents. Any investor purchasing or otherwise acquiring our Shares is deemed to have notice of and consented to the foregoing provision.

Risk Associated with Portfolio Company Assets

The tangible assets held by the Company’s portfolio companies, which may be materially encumbered if the Company makes an investment, may be subject to the risks of investment in property in general. These risks include, among others, employee misconduct, strikes, theft, fire, terrorism, war, general or local economic conditions, acts of God (which may result in uninsured or uninsurable losses), and other factors which are beyond the control of portfolio company management, the Adviser, or the Company. Should any of these events occur with respect to the assets of any portfolio company, the value of the Company’s investment in such portfolio company could be adversely affected and any debt obligations secured by such assets could be accelerated if adequate insurance proceeds and/or additional collateral are unavailable.

49

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Investments

Our level of investment activity can and is expected to vary substantially from period to period depending on many factors, including the amount of debt available to middle-market companies, the general economic environment and the competitive environment for the type of investments we make.

Revenues

We expect to generate revenue in the form of interest income and fees primarily from senior secured loans with some capital appreciation through nominal equity co-investments. In some cases, our debt investments may pay interest in-kind, or PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we expect to receive will be directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.

Expenses

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by the Adviser, pursuant to the terms of the Advisory Agreement, under which we pay the Adviser fees for investment management services consisting of the Management Fee and the Incentive Compensation. The services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of ACP and SS&C, as our Administrator and Sub-Administrator, respectively, pursuant to the terms of the Administration Agreement and Sub-Administration Agreement, respectively. All investment professionals of the Adviser, when and to the extent engaged in providing investment advisory and management services under the Advisory Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. See “Item 1. Business – Advisory Agreement.” We will bear all other costs and expenses of the Company’s operations and transactions, including those listed in the Memorandum.

We will pay to the Administrator an annual administration fee of 0.25% on the Company’s total Capital Commitments, payable quarterly in arrears, for services and facilities provided under the Administration Agreement. See “Item 1. Business – Administration Agreement.”

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. We will reimburse the Adviser or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our Members.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of the Private Offering and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. We also intend to fund a portion of our investments through borrowings from banks and issuances of senior securities, including before we have fully invested the proceeds of the Private Offering. Our primary use of cash will be investments in portfolio companies, payments of our expenses, payment of cash distributions to our Members and repurchases of our Shares under any discretionary share repurchase program.

50

Critical Accounting Policies

The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. Management utilizes available information, which includes our history, industry standards and the current economic environment, among other factors, in forming the estimates and judgments, giving due consideration to materiality.

Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. We will evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as necessary based on changing conditions. We expect to identify valuation of portfolio investments, specifically the valuation of Level 3 investments, as critical because it involves significant judgments and assumptions about highly complex and inherently uncertain matters, and the use of reasonably different estimates and assumptions could have a material impact on our reported results of operations or financial condition. We also expect to identify revenue recognition as a critical accounting policy. We describe additional significant accounting policies in the notes to our financial statements in addition to those discussed below.

Measurement of Fair Value.

Under the Financial Accounting Standards Board (“FASB”) ASC 820, fair value is the price that would be received to sell an asset (the exit price) in an orderly transaction between market participants at the measurement date. An orderly transaction assumes exposure to the market for a period of time before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities; an orderly transaction is thus not a forced liquidation or distressed sale. Transaction costs expected to be incurred in selling the investment may not be considered in determining fair value.

Measurement Date.

Fair value measurement is intended to represent the current value of the asset or liability at the measurement date (i.e., the financial statement reporting date), not the potential value of the asset or liability at some future date. It considers market conditions as they exist and information that is known or knowable at the measurement date.

Market Participants.

The determination of fair value should be based on assumptions that market participants would make in pricing the particular asset or liability, which includes the assumption that market participants are acting in their own best interests. It is not necessary to identify specific market participants, but factors that distinguish market participants generally should be considered, including (i) the asset or liability itself, (ii) the principal or most advantageous market for the asset or liability, and (iii) the types of market participants with which the reporting entity would transact in that market.

Market participants are defined as buyers and sellers that are:

•	Independent of the reporting entity (i.e., they are not related parties).

•	Knowledgeable, having a reasonable understanding of the asset or liability and the transaction based on all available information, including information obtained through usual and customary due-diligence efforts.

•	Willing to enter the transaction (i.e., they are motivated but not forced or otherwise compelled to do so).

•	Able to execute the transaction.

51

Fair Value at Initial Recognition.

While in many cases the transaction price will equal the exit price, this cannot always be assumed. Transaction costs incurred by a fund in making an investment may not be considered in valuing an investment.

Highest and Best Use.

Fair value assumes the highest and best use of the asset being measured (e.g., if selling off different parts of a company separately would maximize value versus selling the company in its entirety).

Valuation Techniques/Methodologies.

The following valuation techniques/methodologies shall be used to measure fair value:

•	Market approach – use observable prices generated from market transactions involving identical, similar or otherwise comparable assets (e.g., use of market multiples derived from a set of publicly traded comparable companies or the use of credit spreads from publicly available sources);

•	Income approach – use valuation techniques/methodologies to convert future amounts (e.g., cash flow or earnings) to a single present amount (e.g., discounted cash flow (“DCF”) model or Black-Scholes model); and

•	Cost approach – based on the current replacement cost of an asset.

Inputs to Valuation Techniques/Methodologies.

ASC 820 distinguishes between assumptions that are “observable” and “unobservable”. Observable inputs are based on market data obtained from sources independent of the reporting entity (e.g., stock prices). Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset (e.g., multiple of book value). Valuation techniques/methodologies should maximize the use of observable inputs.

Fair Value Hierarchy.

ASC 820 establishes a 3-level fair value hierarchy that prioritizes the inputs used to estimate fair value. The fair value hierarchy prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment, and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available, actively-quoted prices or for which fair value can be measured from actively-quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

•	Level 1 – Quoted prices (unadjusted) are available in active markets for identical investments that the Company has the ability to access as of the reporting date. The type of investments that would generally be included in Level 1 include listed equity securities and listed derivatives. The Company, to the extent it holds such investments, does not adjust the quoted price for these investments, even in situations where the Company holds a large position, and a sale could reasonably impact the quoted price.

•	Level 2 – Pricing inputs are observable for the investments, either directly or indirectly, as of the reporting date, but are not the same as those used in Level 1. Fair value is determined using models or other valuation methodologies. The types of investments which would be included in this category include publicly traded securities with restrictions on disposition.

52

•	Level 3 – Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant judgment or estimation by the Adviser. The types of investments that would generally be included in this category include unlisted debt and equity securities issued by private entities.

Investments in Entities that Calculate NAV per Share.

Certain types of investments that permit investors to redeem investments directly with the investee or to receive distributions from the investee at NAV at specified times do not have readily determinable fair values available for such investments. As a practical expedient, the fair value of such investments, which are not required to be included in the hierarchy above, may be estimated using NAV of the investment, provided that all of the following criteria are met:

•	The investment company’s primary business activity involves investing its assets, usually in the securities of other entities not under common management, for current income, appreciation, or both.

•	Ownership in the investment company is represented by units of investments, such as shares of stock or partnership interests, to which proportionate shares of net assets can be attributed.

•	The funds of the investment company’s owners are pooled to avail owners of professional investment management.

•	The investment company is the primary reporting entity.

Investment Valuation Process.

The Company shall value its investments in accordance with Valuation Policy approved by the Board. In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Company’s “Valuation Designee”. The Adviser has established a Valuation Committee that is responsible for determining the fair value of the Company’s investments in instances where there is no readily available market quotation. Investments for which market quotations are readily available may be priced by independent pricing services. The Adviser has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies. See “Item 1. Business – Valuation.”

Revenue Recognition

The Company expects to record interest income on an accrual basis to the extent such interest is deemed collectible. PIK interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We expect to record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.

Contractual Obligations, Off-Balance Sheet Arrangements and Other Liquidity Considerations

We have entered into certain contracts under which we may have material future commitments. We have entered into each of the Advisory Agreement and the Administration Agreement with the Adviser to provide us with investment advisory services and administrative services. Payments for investment advisory services under the Advisory Agreement and payment of the Administration Fee under the Administration Agreement are described in “Item 1. Business – Management Agreements.”

53

If any of our contractual obligations are terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we receive under the Advisory Agreement and the Administration Agreement.

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in our balance sheet. As of the date of our accompanying audited financial statements as of and for the period ending September 30, 2023, we were not party to any off-balance sheet arrangements.

Recent Developments

On October 30, 2023, we elected to be treated as a BDC under the 1940 Act.

On November 14, 2023, the Initial Closing Date, we issued and sold 171,824 Shares, for an aggregate offering price of $3.4 million.

As of December 22, 2023, we had accepted Capital Commitments of $380.5 million, of which $3.4 million have been called.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on any floating rate borrowings we may have in the future.

We expect that our long-term investments will be financed primarily with equity and debt. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

We plan to invest primarily in illiquid debt securities of private middle-market companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith in accordance with the Valuation Policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Portfolio Investment while employing a consistently applied valuation process for the types of investments we make. The Adviser has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies. See “Item 1. Business – Valuation.”

From time to time, we may make investments that are denominated in a foreign currency that are subject to the effects of exchange rate movements between the foreign currency of each such investment and the U.S. dollar, which may affect future fair values and cash flows, as well as amounts translated into U.S. dollars for inclusion in our consolidated financial statements. We may use derivative instruments from time to time, including foreign currency forward contracts and cross currency swaps, to manage the impact of fluctuations in foreign currency exchange rates. In addition, we may have the ability to borrow in foreign currencies under any credit facilities or enter into other financing arrangements, which provides a natural hedge with regard to changes in exchange rates between the foreign currencies and U.S. dollar and reduces our exposure to foreign exchange rate differences. We expect to typically be a net receiver of these foreign currencies as related for our international investment positions, and, as a result, our investments denominated in foreign currencies, to the extent not hedged, are expected to benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar. See “Item 1. Business – Determination of Net Asset Value.”

54

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at Andalusian Credit Company, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078, where we occupy office space pursuant to the Administration Agreement with ACP. We believe that our current office facilities are adequate to meet our needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information with respect to the beneficial ownership of Shares as of December 22, 2023 by each person known to us to beneficially own 5% or more of the outstanding Shares and all of our executive officers and members of the Board, individually and as a group. With respect to persons known to us to beneficially own 5% or more of the outstanding Shares, we base such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to us. We have determined beneficial ownership for purposes of the below table in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days.

There are no Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of December 22, 2023. Percentage of beneficial ownership is based on 171,874 Shares outstanding as of December 22, 2023. Unless otherwise indicated by footnote, the business address of each person listed below is Andalusian Credit Company, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

		Percentage of Shares outstanding
Name	Type of ownership	Shares owned	Percentage
Five-Percent Shareholders
BTG Pactual Asset Management US, LLC(1)	Direct	50,000.00	29.09%
ICG Credit Opportunities Fund II, LP(2)	Direct	13,719.06	7.98%
The Sulam Trust(3)	Direct	12,471.88	7.26%
Eagle Partners, LP(4)	Direct	9,977.50	5.81%
Board Members/Executive Officers
Joseph M. Otting(5)	Indirect	1,496.63	*
Bita Ardalan	N/A	—	—
Alan Frank	Direct	400.00	*
Aaron Kless	Direct	24.94	*
Shamit Grover	Direct	249.44	*
Terrence W. Olson	N/A	—	—
All Board members and executive officers as a group (6 persons)		2,171.01	1.26%

*	Less than one percent.
(1)	The address for BTG Pactual Asset Management US, LLC is BTG Pactual Asset Management US, LLC, 601 Lexington Ave., 57th Floor, New York, NY 10022.
(2)	The address for ICG Credit Opportunities Fund II, LP is 11111 Santa Monica Blvd., Suite 2100, Los Angeles, CA 90025.
(3)	The address for The Sulam Trust is c/o J.P. Morgan Trust Company of Delaware, 500 Stanton Christiana Road, Newark, DE 19713.
(4)	The address for Eagle Partners, LP is 300 Frank W. Burr Boulevard, 7th Floor, Teaneck, NJ 07666.
(5)	Shares held indirectly through Gulf BLVD, LLC, where Mr. Otting has sole voting and dispositive control.

55

Item 5. Directors and Executive Officers.

Board of Managers and Executive Officers

The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of three members, two of whom are Independent Board members. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include oversight of the quarterly valuations of the Company’s assets, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

The Board has established an Audit Committee and a Nominating and Corporate Governance Committee. The scope of each committee’s responsibilities is discussed in greater detail below.

The Company has appointed Joseph M. Otting as the Chairman of the Board. The Board’s leadership structure is appropriate because the structure allocates areas of responsibility among the individual Board members and the committees in a manner that enhances effective oversight. The Board’s small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

The Board initially consists of one class. Immediately prior to an Exchange Listing, the Board shall be divided into three classes. Each class of Board members holds office for a three-year term. However, the initial members of the three classes will have initial terms of one, two and three years, respectively. At each meeting of Members, the successors to the class of Board members whose terms expire at such meeting will be elected to hold office for a term expiring at the meeting of Members held in the third year following the year of their election.

Each Board member holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

The following information regarding the Board is as of December 2023:

Managers

Name	Birth Year	Position	Length of Service
Interested Board member
Joseph M. Otting	1957	Chairman	Since 2023

Independent Board members
Bita Ardalan	1961	Board Member	Since 2023
Alan Frank	1951	Board Member	Since 2023

The address for each Board member is c/o Andalusian Credit Company, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

56

Executive Officers and Key Personnel

The following information regarding the executive officers and key personnel who are not Board members is as of December 2023:

Executive Officers

Name	Birth Year	Position
Aaron Kless	1973	Chief Executive Officer (ACC), Managing Partner and Chief Investment Officer (ACP)
Shamit Grover	1982	Vice President (ACC) and Managing Partner, Chief Strategy Officer (ACP)
Terrence W. Olson	1967	Chief Financial Officer (ACC and ACP)

The address for each executive officer listed above is c/o Andalusian Credit Company, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

Key Personnel

Name	Birth Year	Position
Joseph M. Otting	1957	Managing Partner (ACP) Chairman of the Board (ACC)
Kimberly Smith	1973	Chief Capital Formation Officer (ACP)
Jeffrey Kaplan	1961	Co-Founding Partner (ACP)
Nicholas Savasta	1980	Co-Founding Partner (ACP)
Roger W. Ferguson, Jr.	1951	Executive Chairman (ACP)

The address for each investment professional listed above is c/o Andalusian Credit Company, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

Manager Biographies

Our managers have been divided into two groups – an Interested Board member and Independent Board members. An Interested Board member is an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Adviser.

Interested Board Member

Joseph M. Otting (Managing Partner of ACP, Chairman of the Board of ACC): Joseph M. Otting is a Managing Partner of ACP and the Chairman of the Board of ACC. Mr. Otting served as the 31st United States Comptroller of the Currency from 2017 to 2020. The Comptroller of the Currency is the administrator of the federal banking system and chief officer of the Office of the Comptroller of the Currency (“OCC”). The OCC supervises nearly 1,400 national banks, federal savings associations and federal branches and agencies of foreign banks operating in the U.S. The mission of the OCC is to ensure that national banks and federal savings associations operate in a safe and sound manner, provide fair access to financial services, treat customers fairly and comply with applicable laws and regulations. As the Comptroller, Mr. Otting also served as a director of the Federal Deposit Insurance Corporation. Prior to being sworn in as the Comptroller of the Currency, Mr. Otting was President and CEO of OneWest Bank, N.A. from 2010 to 2015 when it was acquired by CIT Group. Prior to OneWest, Mr. Otting was Vice Chairman and Head of the Commercial Banking Group at U.S. Bank. Mr. Otting holds a Bachelor of Arts degree from the University of Northern Iowa.

Independent Board Members

Bita Ardalan (Board Member): Bita Ardalan is an Independent Board Member for ACC and also serves as Chair of ACC’s Nominating and Corporate Governance Committee. Ms. Ardalan previously worked for over 30 years at MUFG Union Bank across corporate financing, credit management, strategy and other focus areas. Ms. Ardalan served as the Managing Director and Head of the Commercial Banking Group at MUFG Union Bank for approximately a decade, which included all Middle Market Lending and Commercial Credit. Ms. Ardalan received her B.S. from Roger Williams College.

57

Alan Frank (Board Member): Alan Frank is an Independent Board Member for ACC and also serves as Chairman of the Audit Committee. Mr. Frank previously worked at Deloitte for almost 40 years, where he served as an Audit Partner. Mr. Frank managed Deloitte’s Southern California Consumer Business Practice and Los Angeles Small Business Practice during his time at Deloitte. He previously served on the Board of Directors and as Audit Committee Chairman for CIT Group and OneWest Bank. He received his B.S. in Accounting from the University of Southern California.

Executive Officers and Key Personnel Who Are Not Managers

Aaron Kless is a Managing Partner and Chief Investment Officer of ACP and Chief Executive Officer of ACC. Prior to joining ACC and ACP, Mr. Kless was Head of Non-Sponsor Direct Lending at Apollo Global Management. He has also held tenures as Managing Director in the US Private Capital Group at BlackRock, and Senior Principal in the Global Private Equity Group at Merrill Lynch & Co. and its successor fund, GMN Partners. Previously, he was an Associate at Simpson Thacher & Bartlett. Mr. Kless graduated with Honors from the University of North Carolina at Chapel Hill with B.A. degrees in Political Science and US History and received his JD with Highest Honors from the George Washington University School of Law.

Joseph M. Otting (Managing Partner of ACP, Chairman of the Board of ACC): See “Item 5. Directors and Executive Officers – Manager Biographies – Interested Board Member” for Mr. Otting’s biography.

Shamit Grover is a Managing Partner and Chief Strategy Officer of ACP and Vice President of ACC. Mr. Grover previously served as a Managing Director at Michael Dell’s MSD Partners, where he led or supported the firm’s investments in Owl Rock, WCG Clinical, Ultimate Fighting Championship, BrightView, Transaction Network Services and OneWest Bank, among others. Prior to his time at MSD Partners, Mr. Grover worked at Merrill Lynch, where he worked in the global private equity and mergers and acquisitions groups. He received his B.S. from Harvey Mudd College (double major in engineering and economics).

Terrence W. Olson is the Chief Financial Officer of ACC and ACP. Mr. Olson was previously the Chief Operating Officer and Chief Financial Officer of First Eagle Alternative Credit, where he led the financial and operations teams as well as guided key strategic initiatives of the firm. Mr. Olson was previously the Chief Operating Officer and Chief Financial Officer of THL Credit Advisors prior to the acquisition of THL Credit by First Eagle. Prior to his roles at First Eagle and THL Credit, Mr. Olson was the Director of Finance at Highland Capital Partners where he was responsible for financial, tax and operational matters for the firm’s funds and management company. Mr. Olson started his career at PricewaterhouseCoopers. Mr. Olson holds a B.S. in Accounting from Boston College.

Kimberly Smith is the Chief Capital Formation Officer of ACP. Prior to joining ACP, Ms. Smith was the Chief Capital Formation Officer at Techstars, where she was responsible for the firm’s fundraising and investor relations activities, as well as new business development. Previously, Ms. Smith was a Partner/Director of Marketing and Investor Relations at Owl Creek Asset Management, L.P., where she was responsible for managing relationships with Owl Creek’s investors and forging new relationships with prospective investors. Additionally, Ms. Smith was a member of the Owl Creek Risk Management Committee. Ms. Smith received her M.B.A. from Fordham University and her B.A. from Middlebury College.

Jeffrey Kaplan is a Co-Founding Partner and Managing Partner of ACP. Mr. Kaplan is also the Co-Founder and Managing Partner of Andalusian Private Capital, a private investment firm founded in 2020. Andalusian Private Capital is headquartered in Short Hills, New Jersey. From 2011 to 2020, Mr. Kaplan was the Chief Operating Officer of Appaloosa Management, where he oversaw Appaloosa’s private investing activities. Mr. Kaplan was also responsible for leading and executing acquisitions and managing the firm’s investment banking relationships. Mr. Kaplan has also served as Global Head of Mergers & Acquisitions, Financial Sponsors and Corporate Finance at Bank of America Merrill Lynch. Over the course of his career, Mr. Kaplan has cultivated an extensive network of relationships with C-suite executives, corporate board members, financial sponsors and investment bankers. Mr. Kaplan holds a degree in Applied Mathematics from Brown University and joint Bachelor’s and Master’s degrees in Accounting/Finance from New York University.

58

Nicholas Savasta is a Co-Founding Partner and Managing Partner of ACP. Mr. Savasta is also the Co-Founder and Managing Partner of Andalusian Private Capital. Prior to co-founding Andalusian Private Capital, Mr. Savasta was Managing Director and Co-Head of the Strategic Investments Group at Michael Dell’s MSD Partners. Prior to his time at MSD Partners, Mr. Savasta was a senior merchant banker at Allen & Company. Mr. Savasta earned a Bachelor of Science in International Affairs from Georgetown University and a Master of Business Administration from Massachusetts Institute of Technology. Mr. Savasta has served on the Executive Board of the MIT Sloan School of Management and has been a guest lecturer at Yale University, where he taught the school’s Introduction to Alternative Investments seminar. He was a Fulbright Scholar and a Truman Fellow.

Roger W. Ferguson, Jr. is the Executive Chairman of ACP. Mr. Ferguson served as the 17th Vice Chairman of the Board of Governors of the United States Federal Reserve System from 1999 to 2006 and as a member of the Board of Governors of the United States Federal Reserve System since 1997. After leaving the United States Federal Reserve, Mr. Ferguson served as the President and CEO of TIAA ($1.4 Trillion of AUM) from 2008 to 2021. Mr. Ferguson has been a member of the Board of Directors of Alphabet Inc. (Nasdaq: GOOGL) since 2016. Mr. Ferguson is currently the Steven A. Tananbaum Distinguished Fellow for International Economics at the Council on Foreign Relations. From 2006-2008 Mr. Ferguson worked at Swiss Re, a global reinsurance company, where he served as Chairman of the firm’s America Holding Corporation, Head of Financial Services, and a member of the Executive Committee from 2006 to 2008. Mr. Ferguson has also worked as an Associate and Partner at McKinsey & Company. Mr. Ferguson holds a Bachelor of Arts degree in economics, a Doctoral degree in economics and a Juris Doctor degree, all from Harvard University.

Board Leadership and Structure

The Board monitors and performs an oversight role with respect to the Company’s business and affairs, including with respect to the Company’s investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of the Company’s service providers. Among other things, the Board approves the appointment of the Adviser and officers, reviews and monitors the services and activities performed by the Adviser and executive officers, and approves the engagement and reviews the performance of the Company’s independent registered public accounting firm.

The Board’s Chairman, Joseph M. Otting, will preside over the meetings of the Board and meetings of the Members and perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the Chairman of the Board should be an Independent Board member and believes that the Company should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of the Company and its Members at such times.

The Company recognizes that different board leadership structures are appropriate for companies in different situations. The Company intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Board members, and (b) active monitoring by the Company’s Chief Compliance Officer of the Company’s compliance policies and procedures.

As described below in more detail below, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff (sourced through the Administrator), if any, accounting and financial reporting processes, the Company’s valuation process, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements.

59

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Board will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Company’s compliance policies and procedures and the Company’s service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the Company’s compliance policies and procedures and the Company’s service providers’ compliance policies and procedures since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Board members at least once each year.

The Company believes that the Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which the Company is already subject as a BDC. As a BDC, the Company is required to comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage generally must equal at least 150% immediately after each time the Company incur indebtedness, the Company generally has to invest at least 70% of its total assets in “qualifying assets,” and the Company is not generally permitted to invest in any portfolio company in which one of its affiliates currently has an investment.

Committees of the Board

The Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees in the future. All Board members are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Company requires each Board member to make a diligent effort to attend all Board and committee meetings as well as each meeting of Members.

Audit Committee

The Audit Committee is composed of all Independent Board members. Alan Frank serves as Chairman of the Audit Committee. The Board has determined that Mr. Frank is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act and meets the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments; selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual audited financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are the Independent Board members. Bita Ardalan serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating Board members for election by the Company’s Members, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its Members. In considering possible candidates for election as a Board member, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting Board members who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

60

•	have sufficient time available to devote to the Company’s affairs;

•	are able to work with the other members of the Board and contribute to the Company’s success;

•	can represent the long-term interests of the Company’s Members as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying Board member nominees. In determining whether to recommend a Board member nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending Board member nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting Board member nominees is consistent with the goal of creating a Board that best serves the Company’s needs and the interests of its Members.

Item 6. Executive Compensation.

None of the Company’s officers receive direct compensation from the Company.

Compensation of Independent Board Members

The Independent Board Members will receive an annual fee of $200,000 (prorated for any partial year). The chair of the Audit Committee will receive an additional fee of $20,000 per year. The chair of the Nominating and Corporate Governance Committee will receive an additional fee of $10,000 per year. We are also authorized to pay the reasonable out-of-pocket expenses for each Independent Board member incurred in connection with fulfillment of his or her duties as an Independent Board member.

We have obtained managers’ and officers’ liability insurance on behalf of our managers and officers. We do not have a profit-sharing or retirement plan, and managers do not receive any pension or retirement benefits. No compensation is paid to managers who are “interested persons.” The Board reviews and determines the compensation of Independent Board members.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

We have entered into the Advisory Agreement with the Adviser and the Administration Agreement with the Administrator. Certain of our executive officers may have ownership and financial interests in the Adviser and the Administrator. Certain of our executive officers and the Chairperson of our Board also serve as principals of other investment managers affiliated with the Adviser and the Administrator that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and managers and the partners of the Adviser and Andalusian serve or may serve as officers, managers, principals of entities that operate in the same or related line of business as we do, or of investment funds managed by its affiliates, although we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Andalusian. However, the Adviser and its affiliates intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of Andalusian, subject to compliance with applicable regulations and any allocation procedures.

Item 8. Legal Proceedings.

Neither we, Andalusian nor the Adviser are currently subject to any material pending legal proceedings. We and the Adviser may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies.

61

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Company is expected to have an Initial Investment Period of five years following the date that the Company first issues a Drawdown Notice, after which the Company expects to conduct a Liquidity Event (as described below). The Initial Investment Period may be extended indefinitely by the Board in its sole discretion. The Company’s existence will continue indefinitely unless and until the Company’s Board determines to liquidate and wind up the Company.

Transfer and Resale Restrictions

Our Shares will not be registered under the Securities Act. The Shares issued in the Private Offering are expected to be exempt from registration requirements pursuant to Section 4(a)(2) of and Regulation D under the Securities Act.

Because our Shares will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities.” Prior to a Liquidity Event, Members may not Transfer any Shares, rights or obligations unless (i) the Company gives consent and (ii) the Transfer is made in accordance with applicable securities laws. In its sole discretion, the Company may require an opinion of counsel (who may be counsel for the Company) satisfactory in form and substance to the Company, that such Transfer would not violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares to be Transferred, or any other laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Member of the Company, including any lockup for Members agreed to by the Company with its underwriters in connection with any Liquidity Event.

Accordingly, an investor must be willing to bear the economic risk of investment in the Shares. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. – Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Discretionary Repurchase of Shares

No Right of Redemption

No Member or other person holding shares acquired from a Member has the right to require the Company to repurchase any Shares. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of shares by the Company, as described below.

Repurchases of Shares

Prior to a Liquidity Event, and subject to market conditions and the Board’s commercially reasonable judgment, the Company may from time to time to offer to repurchase Shares pursuant to written tenders by Members. If an Exchange Listing has not occurred within five years of the date that the Company first issues a Drawdown Notice, the Adviser will in its commercially reasonable judgment and, subject to market conditions, recommend that the Board commence quarterly repurchases in an amount not to exceed 2.5% of the Company’s NAV, with the first quarterly repurchase offer commencing on the first Business Day of the first full calendar quarter following such five-year period. With respect to any such repurchase offer, Members tendering Shares must do so by a date specified in the notice describing the terms of the repurchase offer. The Notice Period shall conclude five days prior to the applicable quarter end repurchase date.

62

There is no minimum portion of a Member’s Shares which must be repurchased in any repurchase offer. The Company has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion and in consideration of any recommendation from the Adviser. In determining whether the Company should offer to repurchase Shares, the Board will consider the timing of such an offer, as well as a variety of operational, business and economic factors. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board will consider the following factors, among others:

•	whether any Members have requested to tender Shares to the Company;

•	the liquidity of the Company’s assets (including fees and costs associated with redeeming or otherwise withdrawing from investment funds);

•	the investment plans and working capital and reserve requirements of the Company;

•	the relative economies of scale of the tenders with respect to the size of the Company;

•	the history of the Company in repurchasing Shares;

•	the availability of information as to the value of the Company’s Shares in investment funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Company of any proposed repurchases of Shares; and

•	the recommendations of the Adviser.

The Company will repurchase Shares from Members pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all Members. When the Board determines that the Company will repurchase Shares, notice will be provided to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members deciding whether to tender their Shares during the period that a repurchase offer is open may obtain the Company’s NAV per share by contacting the Adviser during the period. If a repurchase offer is oversubscribed by Members who tender Shares, the Company may repurchase a pro rata portion by value of the Shares tendered by each Member, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of Shares from Members by the Company will be paid in cash. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of Shares from Members by the applicable repurchase offer deadline. The Company does not intend to impose any charges in connection with repurchases of Shares.

Shares will be repurchased by the Company after the Management Fee has been deducted from the Company’s assets as of the end of the month in which the repurchase occurs — i.e., the accrued Management Fee for the quarter in which Company Shares are to be repurchased is deducted prior to effecting the relevant repurchase of Company Shares.

In light of liquidity constraints associated with the Company’s investments, each repurchase offer will generally commence approximately 90 days prior to the applicable repurchase date. A Member choosing to tender Shares for repurchase must do so by the applicable deadline, which generally will be five days before the applicable quarter end date. Shares will be valued as of the valuation date, which is generally expected to be March 31, June 30, September 30 or December 31. Tenders will be revocable upon written notice to the Company until the end of the Notice Period.

63

If modification of the Company’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Shares as would be available under the procedures described above.

Payment for repurchased Shares may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment related expenses as a result of higher portfolio turnover rates.

The Adviser intends to take measures to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

The Company may also repurchase Shares of a Member without consent or other action by the Member or other person if the Company determines that:

•	the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or with the consent of the Company;

•	ownership of Shares by a Member or other person is likely to cause the Company to be in violation of, require registration of any Shares under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of Shares by a Member may be harmful or injurious to the business or reputation of the Company, the Adviser or any of their affiliates, or may subject the Company or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Member or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•	with respect to a Member subject to special laws or regulations, such as those imposed by ERISA, the Bank Holding Company Act of 1956, as amended, or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares; or

•	it would be in the best interests of the Company for the Company to repurchase the Shares.

Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act.

In the event that the Adviser or any of its affiliates holds Shares in the capacity of a Member, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Company. Members who require minimum annual distributions from a retirement account through which they hold Shares should consider the Company’s schedule for repurchase offers and submit repurchase requests accordingly.

Item 10. Recent Sales of Unregistered Securities.

Private Offering

The Company is offering Shares on a continuous basis in the Private Offering. The Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act only to investors that are “accredited investors” in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

On June 30, 2023, the Adviser purchased 50 Shares for an aggregate purchase price of $1,000. Such Shares were sold under the exemption provided by Section 4(a)(2) of the Securities Act.

On November 14, 2023, the Initial Closing Date, pursuant to a capital drawdown notice previously delivered to its investors participating in the Private Offering, the Company issued and sold 171,824 Shares for an aggregate offering price of approximately $3.4 million. In connection with such issuances and sales, the Company relied, in part, upon representations from investors in the relevant Subscription Agreements that each investor is an “accredited investor,” as defined in Regulation D under the Securities Act.

64

The Company expects to enter into additional Subscription Agreements with a number of investors in connection with the Private Offering, pursuant to which the Company expects to issue and sell additional Shares under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of Delaware law and on the Limited Liability Company Agreement. This summary is not necessarily complete, and the Company refers investors to Delaware law and the Limited Liability Company Agreement for a more detailed description of the provisions summarized below.

General

The Company is authorized to issue an unlimited amount of Shares, par value $0.001 per Share. There is currently no market for the Company’s Shares, and the Company can offer no assurances that a market for its Shares will develop in the future. There are no outstanding options or warrants to purchase the Company’s Shares. No Shares been authorized for issuance under any equity compensation plans. Under Delaware law, Members generally are not personally liable for the debts or obligations of the Company.

Shares

All of the Company’s Shares have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of the Company’s Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. The Company’s Shares have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Limited Liability Company Agreement, federal and state securities laws or by contract. In the event of the Company’s liquidation, dissolution or winding up, each share of the Company’s Shares would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred stock, if any preferred stock is outstanding at such time. Each Share is entitled to one vote on all matters submitted to a vote of Members, including the election of members of the Company’s Board. Except as provided with respect to any other class or series of Shares, the holders of the Company’s Shares will possess exclusive voting power. There is no cumulative voting in the election of Board members, which means that holders of a plurality of the outstanding Shares can elect all of the Company’s Board members, and holders of less than a plurality of such Shares will not be able to elect any Board members.

Preferred Stock

The Company does not intend to utilize preferred stock to generate leverage for investment purposes.

Limitation on Liability of Managers and Officers; Indemnification and Advance of Expenses

The Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, Board members or employees will be liable to the Company or to any Member for any act or omission performed or omitted by any such person (including any acts or omissions of or by another officer, Board member or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

65

The Limited Liability Company Agreement provides that the Company will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a Board member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Board member, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Company will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Board member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Board member, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under the indemnification provision of the Limited Liability Company Agreement, expenses (including attorneys’ fees) incurred by an officer or Board member in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Board member or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company pursuant to the provisions of the Limited Liability Company Agreement.

So long as the Company is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any Board member or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of Board members who are disinterested, non-party Board members or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and Board members.

Delaware Law and Certain Limited Liability Company Agreement Provisions

Organization and Duration

We were formed in Delaware on October 17, 2022 and will remain in existence until dissolved in accordance with our Limited Liability Company Agreement or pursuant to Delaware law.

Purpose

Under the Limited Liability Company Agreement, the Company may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity. The activities of the Company will be limited to actions permitted for a BDC that operates as a RIC.

Delaware Anti-takeover Provisions

Delaware law contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Members. The Company believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

66

In addition, the Limited Liability Company Agreement contains provisions based on Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a business combination (as defined below) with any entity or person beneficially owning 15% or more of the outstanding voting Shares of the Company and any entity or person affiliated with or controlling or controlled by any of these entities or persons (for purposes of this section, an “Interested Member”), unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the Member becoming an Interested Member;

•	upon consummation of the transaction that resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the Shares of the Company outstanding at the time the transaction commenced; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at a meeting of the Members, by at least two-thirds of the outstanding voting Shares that are not owned by the Interested Member.

Our Limited Liability Company Agreement defines “business combination” to include the following:

•	any merger or consolidation involving the Company and Interested Member;

•	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the Company’s assets or the aggregate market value of all the outstanding Shares involving an Interested Member;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any Shares to the Interested Member;

•	any transaction involving the Company that has the effect of increasing the proportionate share of the limited liability company interests of any class or series of the Company owned by the Interested Member; or

•	the receipt by the Interested Member of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

Number of Managers; Vacancies; Removal

The Limited Liability Company Agreement provides that the number of Board members is set only by the Board. A majority of the entire Board may at any time increase or decrease the number of Board members. Board members may be removed (i) with or without cause by a majority vote of the Board then in office or (ii) with cause by a majority vote of the Members. Under the Limited Liability Company Agreement, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the Board members then in office. The limitations on the ability of Members to remove Board members and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Action by Members

The Company’s Limited Liability Company Agreement provides that Member action can be taken only at a meeting of Members or by written consent in lieu of a meeting. This may have the effect of delaying consideration of a Member proposal until the next meeting.

67

Amendment of the Limited Liability Company Agreement

By Consent

The Limited Liability Company Agreement provides that the terms and provisions of this Agreement may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of this Agreement) as permitted by the laws of the State of Delaware.

Consent to Amend Special Provisions

Notwithstanding the above, any provision in the Limited Liability Company Agreement that requires the consent, action or approval of a specified percentage in interest of the Members may not be amended without the consent of such specified percentage in interest of Members.

Notice

All Members will be promptly notified of any amendment to the Limited Liability Company Agreement.

Jurisdiction; Venue; Waiver of Jury Trial

The Company’s Limited Liability Company Agreement provides that, unless the Company otherwise agrees in writing, any legal action or proceeding with respect to the Limited Liability Company Agreement may be brought in the courts of the State of New York located in New York County or the U.S. District Court for the Southern District of New York located in New York County, and, each Member irrevocably accepts the non-exclusive jurisdiction of such courts. The Limited Liability Company Agreement also provides that each Member irrevocably waives any claim that any such courts lack personal jurisdiction over them, and agrees not to plead or claim, in any legal action proceeding with respect to the Limited Liability Company Agreement in any such courts, that such courts lack personal jurisdiction over the Member. The Limited Liability Company Agreement also provides that each Member irrevocably waives any objection that they may have to the laying of venue of any of such actions or proceedings arising out of or in connection with the Limited Liability Company Agreement brought in previously mentioned courts and, to the extent permitted by applicable law, irrevocably waives their rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Unless the Company otherwise agrees in writing, the Members irrevocably and unconditionally waive in the Limited Liability Company Agreement, to the fullest extent permitted by applicable law, any right that they may have to a trial by jury of any claim or cause of action directly or indirectly based upon or arising out of the Limited Liability Company Agreement. The limitations in the Limited Liability Agreement set forth in this paragraph do not apply to claims arising under the federal securities laws.

Conflict with the 1940 Act

Our Limited Liability Company Agreement provides that, if and to the extent that any provision of Delaware law, or any provision of our Limited Liability Company Agreement conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12. Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Managers and Officers; Indemnification and Advance of Expenses.”

We have also obtained managers and officers/errors and omissions liability insurance for our managers and officers.

68

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed in “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit
3.1*	Certificate of Formation
3.2*	Certificate of Amendment
3.3*	Amended and Restated Limited Liability Company Agreement
10.1*	Investment Advisory Agreement between the Company and the Adviser
10.2*	Administration Agreement between the Company and the Administrator
10.3*	Trademark License Agreement between the Company and Andalusian Private Capital
10.4*	Dividend Reinvestment Plan
10.5*	Form of Subscription Agreement
10.6*	Custody Agreement
21.1	List of Subsidiaries: None.

* Filed herewith

69

Andalusian Credit Company, LLC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Andalusian Credit Company, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Andalusian Credit Company, LLC (the Company) as of September 30, 2023, the related statements of operations, changes in net assets, and cash flows for the period from October 17, 2022 (inception) through September 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2023, and the results of its operations, changes in its net assets, and its cash flows for the period from October 17, 2022 (inception) through September 30, 2023, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the auditor of the Company since 2023.

New York, NY

December 22, 2023

F-2

ANDALUSIAN CREDIT COMPANY, LLC

STATEMENT OF ASSETS AND LIABILITIES

September 30, 2023
Assets:
Cash	$1,000
Other assets	46,382
Deferred offering expenses (Note 2)	1,249,397
Total assets	$1,296,779

Liabilities:
Accounts payable and accrued expenses	$1,735,433
Due to affiliate	459,205
Total liabilities	$2,194,638

Commitments and contingencies (Note 4)

Net assets:
Shares, par value $0.001, 50 shares issued and outstanding	$-
Paid-in-capital in excess of par value	1,000
Accumulated deficit	(898,859)
Total net assets	$(897,859)
Total liabilities and net assets	$1,296,779
Net asset value per share	$(17,957.17)

The accompanying notes are an integral part of these financial statements.

F-3

ANDALUSIAN CREDIT COMPANY, LLC

STATEMENT OF OPERATIONS

Period from October 17, 2022 (Inception) through September 30, 2023
Expenses:
Organizational expenses (Note 2 )	$791,281
Board fees	89,810
General and administrative expenses	17,768
Total expenses	898,859
Net investment income (loss)	(898,859)

Net increase (decrease) in net assets resulting from operations	$(898,859)

Per share data:
Net gain (loss) per share	$(17,977.17)
Net increase (decrease) in net assets resulting from operations per share	$(17,977.17)
Weighted average shares outstanding	NM *

* NM - not meaningful as the Company has not commenced operations.

The accompanying notes are an integral part of these financial statements.

F-4

ANDALUSIAN CREDIT COMPANY, LLC

STATEMENT OF CHANGES IN NET ASSETS

Period from October 17, 2022 (Inception) through September 30, 2023
Operations:
Net investment loss	$(898,859)
Net decrease in net assets resulting from operations	(898,859)

Capital transaction:
Proceeds from issuance of shares	1,000
Net increase in net assets resulting from capital share transactions	1,000
Total increase (decrease) in net assets	(897,859)
Net assets, beginning of period	-
Net assets, end of period	$(897,859)

Capital share activity:
Shares outstanding, beginning of period	-
Shares issued	50
Shares outstanding, end of period	50

The accompanying notes are an integral part of these financial statements.

F-5

ANDALUSIAN CREDIT COMPANY, LLC

STATEMENT OF CASH FLOWS

Period from October 17, 2022 (Inception) through September 30, 2023
Cash flows from operating activities:
Net decrease in net assets resulting from operations	$(898,859)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Deferred offering expenses	(1,249,397)
Other assets	(46,382)
Accounts payable and accrued expenses	1,735,433
Due to affiliate	459,205
Net cash used in operating activities	-

Cash flows from financing activity:
Proceeds from issuance of shares	1,000
Net cash provided by financing activity	1,000
Net increase in cash	1,000
Cash, beginning of period	-
Cash, end of period	$1,000

The accompanying notes are an integral part of these financial statements.

F-6

Andalusian Credit Company, LLC

Notes to the Financial Statements

Note 1. Organization

Organization

Andalusian Credit Company, LLC, a Delaware limited liability company (the “Company”), was formed on October 17, 2022 (“inception”). The Company is structured as an externally managed, diversified closed-end management investment company. The Company expects to be regulated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objective is to generate current income and capital appreciation by investing primarily in senior secured loans with a first lien on collateral, including “unitranche” loans, which are loans that combine the characteristics of both first lien and second lien debt of U.S. middle-market companies. The Company expects to provide investors with access to a diversified portfolio of investments in the equity or debt of private U.S. companies or public companies with less than $250 million in market capitalization.

The Company is externally managed by Andalusian Credit Partners, LLC (“ACP,” in such capacity, the “Adviser”), a Delaware limited liability company that is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ACP also serves as the Company’s administrator (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). As of September 30, 2023, the Company had not commenced operations.

The Company is conducting, on a continuous basis, a private offering (the “Private Offering”) of its limited liability company interests, par value $0.001 per share (“Shares”), to accredited investors, as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”) in reliance on exemptions from the registration requirements of the Securities Act. Shares will be offered for subscription continuously throughout an initial closing period and may be offered from time to time thereafter pursuant to the terms set forth in the Company’s confidential private placement memorandum (the “Memorandum”). Each investor in the Private Offering will make a capital commitment (a “Capital Commitment”) to purchase Shares of the Company pursuant to a subscription agreement entered into with the Company (the “Subscription Agreement”).

Since inception, the Company’s activities have been primarily related to organizational and offering activities. The Company anticipates commencing its operations contemporaneously with the initial drawdown from investors in the Private Offering (the “Initial Closing Date”) which is expected to occur in 2023.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Company’s fiscal year ends on December 31.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates and such differences could be material.

F-7

Cash

Cash consists of demand deposits held at a custodian bank. Cash is carried at cost, which approximates fair value. The Company’s deposits may, at times, exceed the insured limits under applicable law.

Organizational and Offering Expenses

Organizational expenses to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Offering costs in connection with the offering of Shares are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations, which has not yet occurred. These costs consist primarily of legal and other fees incurred in connection with the Company’s Private Offering of its Shares.

The Company will pay all initial organizational and offering expenses associated with the Private Offering of its Shares up to a maximum amount of 1.50% of aggregate Capital Commitments to the Company over the initial four-year period following the Initial Closing Date (the “Cap”). The Adviser will pay all organizational and offering expenses in excess of the Cap.

For the period from October 17, 2022 (inception) to September 30, 2023, the Company has incurred $791,281 and $1,249,397 of organizational and offering costs, respectively. As of September 30, 2023, $459,205 of organizational and offering costs were paid on behalf of the Company by affiliates and are included in the Statement of Assets and Liabilities as due to affiliate.

Income Taxes

The Company intends to elect to be treated as soon as practical, and intends to qualify annually thereafter, as a RIC under the Code. So long as the Company maintains its tax treatment as a RIC, it generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains distributed to shareholders as dividends. To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements as well as distribute each taxable year dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of the Company’s “investment company taxable income,”. Beginning with its first tax year end treated as a RIC, the Company intends to make the requisite distributions to its members, which will generally relieve the Company from U.S. federal income taxes with respect to all income distributed to its members.  Therefore, no provision for federal income taxes is recorded in the financial statements of the Company. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current period. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. As of September 30, 2023, no tax expenses and no interest and penalties were incurred.

Functional Currency

The functional currency of the Company is the U.S. Dollar, and all transactions were in U.S. Dollars.

F-8

Recent Accounting Pronouncements

The Company does not believe any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3. Related Party Transactions

Advisory Agreement

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Adviser manages the Company’s day-to-day operations and provides investment advisory services to the Company.

Under the Advisory Agreement, the Company will pay the Adviser fees for investment management services consisting of a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Compensation”).

Management Fee

Pursuant to the Advisory Agreement, upon the Initial Closing Date, the Company will pay to the Adviser a Management Fee, payable quarterly in arrears at a rate of 1.50% per annum of the sum of (1) the Members’ total unfunded Capital Commitments and (2) the Company’s total assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of the most recently completed calendar quarter. In the event the Company engages in a listing on a nationally recognized stock exchange (“Exchange Listing”), the Company will pay to the Adviser an annual Management Fee, payable quarterly in arrears at a rate of 1.75% per annum of the Company’s total assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of the most recently completed calendar quarter. The Adviser has contractually agreed to waive 0.25% of the Management Fee for a one-year period beginning with the Company’s Initial Closing Date.

Incentive Compensation

Incentive Compensation will be payable by the Company to the Adviser and will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Company’s income (an “Income Incentive Fee”) and a portion is based on a percentage of the Company’s capital gains (the “Capital Gains Incentive Fee”).

The Income Incentive Fee is payable quarterly in arrears. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, original issue discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized or unrealized capital gains or losses or unrealized capital appreciation or depreciation.

Pre-incentive fee net investment income will be compared to a hurdle amount, “Hurdle Amount” equal to the product of (i) the “hurdle rate” of 1.25% per quarter (5% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter.

F-9

Prior to the occurrence of an Exchange Listing, the Company will pay the Income Incentive Fee in each calendar quarter as follows:

•	No Income Incentive Fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Pre-Exchange Listing Catch-Up Amount”) determined on a quarterly basis by multiplying 1.4705% (5.882% annualized) by the Company’s NAV at the beginning of each applicable calendar quarter; and

•	15% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.4705% (5.882% annualized)

On and after the occurrence of an Exchange Listing, the Company will pay the Income Incentive Fee in each calendar quarter as follows:

•	No Income Incentive Fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Post-Exchange Listing Catch-Up Amount”) determined on a quarterly basis by multiplying 1.5625% (6.25% annualized) by the Company’s NAV at the beginning of each applicable calendar quarter; and

•	20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.5625% (6.25% annualized)

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the current quarter.

Capital Gains Incentive Fee

The Capital Gains Incentive Fee is payable at the end of each calendar year in arrears and equals (i) 15% of the Company’s realized capital gains as of the end of the fiscal year prior to a Liquidity Event (as defined below), and (ii) 20% of the Company’s realized capital gains as of the end of the fiscal year after a Liquidity Event. A “Liquidity Event” may include (1) an initial public offering, (2) an Exchange Listing or (3) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of Shares, in each case for consideration of either cash and/or publicly listed securities of the acquirer. In determining the Capital Gains Incentive Fee payable to the Adviser, the Company calculates the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. At the end of the applicable year, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments.

If an Exchange Listing occurs on a date other than the first day of a fiscal year, a Capital Gains Incentive Fee shall be calculated as of the day before the Exchange Listing, with such Capital Gains Incentive Fee paid to the Adviser following the end of the fiscal year in which the Exchange Listing occurred.

F-10

Administration Agreement

Under the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services. The Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include being responsible for the financial and other records that the Company is required to maintain and preparing reports to its investors and reports and other materials filed with the SEC. In addition, the Administrator assists the Company in determining and publishing its NAV, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to its investors, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, the Administrator also provides managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance.

Under the terms of the Administration Agreement, the Administrator may retain a sub-administrator to provide certain administrative services to the Company.

The Administrator is authorized to incur and pay, in the name and on behalf of the Company, all expenses which it deems necessary or advisable. The Company will pay to the Administrator an annual administration fee of 0.25% on the Company’s total Capital Commitments, payable quarterly in arrears, for services and facilities provided under the Administration Agreement (the “Administration Fee”). For purposes of the Administration Fee, total Capital Commitments equals the sum of the investors’ funded Capital Commitments and unfunded Capital Commitments at the end of each fiscal quarter.

Note 4. Commitments and Contingencies

In the normal course of business, the Company may be party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to the Company's portfolio companies. As the Company had not yet commenced investment activities, there were no unused commitments as of September 30, 2023.

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of September 30, 2023, the Company is not aware of any pending or threatened litigation.

In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnification or warranties. Future events could occur that lead to the execution of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the financial statements as of September 30, 2023, for any such exposure.

Note 5. Net Assets

On June 30, 2023, the Adviser purchased 50 Shares for an aggregate purchase price of $1,000. The Company has not engaged in any other equity transactions as of September 30, 2023.

As of September 30, 2023, the Company has the authority to issue an unlimited number of Shares at $0.001 per share par value.

Note 6. Subsequent Events

The Company’s management has evaluated subsequent events through the date of issuance of the financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the financial statements, except as disclosed below.

On October 30, 2023, the Company elected to be treated as a BDC under the 1940 Act.

On November 14, 2023, the Initial Closing Date, the Company issued and sold 171,824 Shares, for an aggregate offering price of $3.4 million.

As of December 22, 2023, the Company had accepted Capital Commitments of $380.5 million, of which $3.4 million have been called.

F-11

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Andalusian Credit Company, LLC

By:	/s/ Aaron Kless
Name: Aaron Kless
Title: Chief Executive Officer

Date: December 22, 2023